UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant  ☒
Filed by a party other than the registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to Rule 14a-12

METROPOLITAN HEALTH NETWORKS, INC.

(Name of Registrant as specified in its Charter)

METROPOLITAN HEALTH NETWORKS, INC.

(Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

May 3, 2012

Dear Shareholder:

You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Metropolitan Health Networks, Inc., which will be held at 777 Yamato Road, 1st Floor, Boca Raton, Florida on Tuesday, June 12, 2012, at 10:00 a.m. EDT.  I look forward to greeting as many of our shareholders as possible.

We are pleased to use the SEC rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet.  On May 3, 2012, we mailed our shareholders a Notice of Internet Availability containing instructions on how to access our 2012 proxy statement and annual report on Form 10-K for fiscal year 2011 and how to vote on the matters presented for consideration at the Annual Meeting.  The notice also included instructions on how to receive a paper copy of your Annual Meeting materials, including the proxy statement and proxy card.

During the meeting, we will discuss each item of business described in the Notice of Annual Meeting of Shareholders and Proxy Statement.

Whether or not you attend the 2012 Annual Meeting, it is important that your shares be represented and voted at the meeting.  Therefore, I urge you to vote via the Internet, by telephone or by completing, dating, signing and promptly returning your Proxy Card.  If you decide to attend the 2012 Annual Meeting, you will of course be able to vote in person, even if you have previously submitted your proxy card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in our affairs.

Sincerely,

Michael M. Earley
Chairman and Chief Executive Officer

i

METROPOLITAN HEALTH NETWORKS, INC.
NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 12, 2012

———————————

To the Shareholders of Metropolitan Health Networks, Inc.:

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of Metropolitan Health Networks, Inc., a Florida corporation (the “Company”), will be held on Tuesday, June 12, 2012 at 10:00 a.m. EDT, at 777 Yamato Road, 1st Floor, Boca Raton, Florida, for the following purposes:

●	To elect seven members to our Board of Directors to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified;

●	To consider and vote upon a proposal to approve of and ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

●	To consider and vote upon a proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers; and

●	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on Monday April 23, 2012, as the record date for determining the shareholders entitled to notice and to vote at the meeting.  Only shareholders of record as of the close of business on April 23, 2012 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.  We ask that as promptly as possible you vote via the Internet, by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.

Voting on the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated.  Using the Internet or telephone saves us money by reducing postage and proxy tabulation costs.

May 3, 2012	By Order of the Board of Directors,

Roberto L. Palenzuela, Esq.
General Counsel and Secretary

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE ACCORDING TO THE INSTRUCTIONS IN THIS PROXY STATEMENT.  SHAREHOLDERS WHO VOTE VIA INTERNET, TELEPHONE OR BY EXECUTING AND RETURNING A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

ii

iii

2012 ANNUAL MEETING OF SHAREHOLDERS
OF
METROPOLITAN HEALTH NETWORKS, INC.
PROXY STATEMENT

June 12, 2012, 10:00 a.m. EDT
777 Yamato Road
1st Floor
Boca Raton, Florida

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies from the holders of our common stock (the “Common Stock”) for use at the Annual Meeting of Shareholders, to be held at 777 Yamato Road, 1st Floor, Boca Raton, Florida on Tuesday, June 12, 2012 at 10:00 a.m. EDT, or at any adjournment(s) or postponement(s) thereof, pursuant to the foregoing Notice of Annual Meeting of Shareholders.

The complete mailing address, including zip code, of our principal executive offices is 777 Yamato Road, Suite 510, Boca Raton, Florida 33431 and our telephone number is (561) 805-8500.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules adopted by Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder.  On May 3, 2012, we mailed to our shareholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”).  The Notice of Internet Availability also instructs you on how to access your Proxy Card to vote through the Internet or by telephone.

This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources.  However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.  If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PURPOSES OF THE MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.           The election of seven members to our Board to serve until our next Annual Meeting of Shareholders or until their successors are duly elected and qualified (“Proposal No. 1”);

2.           A proposal to approve of and ratify the selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (“Proposal No. 2”);

3.           A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers (“Proposal No. 3”); and

4.           Such other business as may properly come before the Annual Meeting, including any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy card, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted: (1) FOR the election of the seven nominees for director named below; (2) FOR the approval of and ratification of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

In the event a shareholder specifies a different choice by Internet or telephone vote or by means of the enclosed proxy card, his or her shares will be voted in accordance with the specification so made.  The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate director nominees.  In the event that any other matter should come before the Annual Meeting or any director nominee is not available for election, the persons designated as proxies for the Annual Meeting will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters, in accordance with their best judgment.

GENERAL INFORMATION ABOUT VOTING

Who can vote at the Annual Meeting?

You can vote or direct the voting of your shares of Common Stock if our records show that you owned the shares on Monday April 23, 2012.  A total of 44,154,391 shares of Common Stock can vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our 2011 Annual Report, which includes our audited consolidated financial statements for the year ended December 31, 2011, to our shareholders by providing access to these documents on the Internet instead of mailing printed copies.  Most shareholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice of Internet Availability that was mailed to our shareholders will instruct you as to how you may access and review all of the proxy materials on the Internet.  This notice also instructs you as to how you may submit your proxy on the Internet.  If you would like to receive a paper or email copy of our proxy materials, including a copy of our 2011 Annual Report, you should follow the instructions in the notice for requesting these materials.

How do I get electronic access to the proxy materials?

The Notice of Internet Availability will provide you with instructions regarding how to:

●	view our proxy materials for the Annual Meeting on the Internet; and

●	instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares beneficially through a stockbroker, bank, or other nominee rather than directly in their own name.  There are some distinctions between shares held of record and shares owned beneficially, specifically:

Shares held of record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the shareholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us.  As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.  If you requested to receive printed proxy materials, we have enclosed or sent a proxy card for you to use.  You may also vote on the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Shares owned beneficially

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record.  As the beneficial owner or nominee, you have the right to direct your broker or other nominee on how to vote the shares in your account, and you are also invited to attend the Annual Meeting.

However, because you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you request and receive a valid proxy from your broker or other nominee.  If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy.  You may vote by proxy over the Internet or by telephone, as described in the notice and below under the heading “How can I vote my shares without attending the Annual Meeting?”

Can I attend the Annual Meeting?

You are invited to attend the Annual Meeting if you are a shareholder of record or a beneficial owner as of Monday April 23, 2012.  If you are a shareholder of record, you must bring proof of identification such as a valid driver’s license.  If you hold your shares through a broker or other nominee, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of Monday April 23, 2012.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting.  If you choose to vote in person, please bring proof of identification.  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.  Shares held in street name through a brokerage account or by a bank or other nominee may be voted in person by you if you obtain a valid proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may vote without attending the Annual Meeting as follows:

●
If you are a shareholder of record, you may vote by proxy.  You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

●
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

Under Section 607.0722 of the Florida Business Corporation Act, votes cast by Internet or telephone have the same effect as votes cast by submitting a written proxy card.

Can I change my vote or revoke my proxy?

If you are the shareholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting.  Proxies may be revoked by any of the following actions:

●	filing a timely written notice of revocation with our Corporate Secretary at our principal executive office (777 Yamato Road, Suite 510, Boca Raton, Florida 33431);

●	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method); or

●	attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

If your shares are held through a brokerage account or by a bank or other nominee, you may change your vote by:

●	submitting new voting instructions to your broker, bank, or nominee following the instructions they provided; or

●	if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

What if other matters come up at the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know will be voted on at the Annual Meeting.  If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

What is the quorum requirement for the Annual Meeting?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote are represented at the Annual Meeting in person or by proxy.  If you vote via the Internet or telephone or sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.

What are broker non-votes and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote those shares.  A broker is entitled to vote shares held for a beneficial owner on routine matters without instructions from the beneficial owner of those shares, but is not entitled to vote shares held for a beneficial owner on any non-routine matter without instruction from the beneficial owner.  The proposals for the election of directors (Proposal No. 1) and the advisory vote to approve executive compensation (Proposal No. 3) are considered non-routine proposals and, therefore, a broker does not have discretionary voting power with respect to such proposals to vote shares held for a beneficial owner without such beneficial owner’s instructions.  Accordingly, it is very important that you provide your broker with voting instructions with respect to the foregoing non-routine proposals so that your vote with respect to those matters are counted.  Broker non-votes will be counted for purposes of determining whether we have a quorum but will have no effect on the voting results of the foregoing proposals.

Who pays for this proxy solicitation?

We do. In addition to sending you these materials, we may engage a proxy solicitation firm to contact you directly by telephone, mail or in person.  We will bear such costs, if any, which are not expected to exceed $16,500.  Our officers and employees also may solicit proxies by mail, telephone and personal contact.  They will not receive any additional compensation for these activities.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

The Board has set the close of business on Monday April 23, 2012 as the record date (the “Record Date”) for determining shareholders entitled to notice of and to vote at the Annual Meeting.  As of the Record Date, there were 44,154,391 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting.

Each share of Common Stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

Shareholders do not have the right to cumulate their votes for directors.

Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Pursuant to the Bylaws, the seven persons receiving the highest number of votes cast in his or her favor by the shares of Common Stock represented in person or by proxy at the Annual Meeting will be elected as directors (Proposal No. 1).  Pursuant to Florida law, the affirmative vote of a majority of the shares represented in person or by proxy and voting at the Annual Meeting with respect to the relevant proposal is required to:

●	approve the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

●	approve the compensation of our named executives as disclosed in this Proxy Statement.

Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.  Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal and, therefore, broker non-votes and abstentions have no effect on the proposal relating to the election of directors (Proposal No. 1).  In the case of each of the other proposals, broker non-votes and abstentions have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.

If less than a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given for the new date, time or place, if such new date, time or place is announced at the Annual Meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting.  Such inspectors shall determine the number of shares of Common Stock represented at the Annual Meeting, the existence of a quorum and the validity and effect of proxies and shall receive, count and tabulate ballots and votes and determine the results thereof.

A list of shareholders entitled to vote at the Annual Meeting will be available at our offices, 777 Yamato Road, Suite 510, Boca Raton, Florida 33431, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting itself, for examination by any shareholder.

ELECTION OF DIRECTORS
(Proposal No. 1)

Pursuant to our Bylaws, the Board must consist of no less than one and no more than eleven directors, with the exact number of directors to be determined from time to time by resolution duly adopted by the Board.  The size of our Board is currently set at seven members and there are currently seven persons serving on the Board.

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.  It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary via telephone, Internet or written proxy card.  Under Florida law and our Bylaws, the seven persons receiving the highest number of votes cast in his or her favor in person or by proxy at the Annual Meeting will be elected to our Board.  Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be recommended by the Governance & Nominating Committee of the Board (the “Governance & Nominating Committee”) and designated by the Board.  Each of the seven director nominees listed below, all of whom currently serve as members of our Board, has been recommended by the Governance & Nominating Committee.

The Board recommends a vote FOR the seven director nominees listed below:

Name	Age*	Position
Michael M. Earley	56	Chairman and Chief Executive Officer
Michael Cahr	72	Director
Richard A. Franco, Sr.	70	Director
Casey Gunnell	65	Director
Arthur D. Kowaloff	65	Director
Mark Stolper	40	Director
John S. Watts, Jr.	52	Director
*As of May 3, 2012

Information About Director Nominees

Set forth below is biographical information for the nominees well as the key attributes, experience and skills that our Board of Directors believes each nominee brings to the Board.

MICHAEL M. EARLEY has served as our Chief Executive Officer since March 2003.  He has also served as our Chairman of the Board since September 2004, with the exception of the period between December 7, 2009 and April 23, 2010.  He previously served as a member of our Board of Directors from June 2000 to December 2002.  From January 2002 until February 2003, Mr. Earley was self-employed as a corporate consultant.  Previously, from January 2000 to December 2001, he served as Chief Executive Officer of Collins Associates, an institutional money management firm.  From 1997 to December 1999, Mr. Earley served as Chief Executive Officer of Triton Group Management, a corporate consulting firm.  From 1986 to 1997, he served in a number of senior management roles, including CEO and CFO of Intermark, Inc. and Triton Group Ltd., both publicly traded diversified holding companies and from 1978 to 1983, he was an audit and tax staff member of Ernst & Whinney.  From 2002 until its sale in 2006, Mr. Earley served as a director and member of the audit committee of MPower Communications, a publicly traded telecommunications company.  Mr. Earley received undergraduate degrees in accounting and business administration from the University of San Diego.

Key Attributes, Experience and Skills:

Mr. Earley was nominated to serve as a director on our Board due to his many years of experience serving as our CEO as well as his experience serving in a variety of senior executive, director and/or consulting roles with publicly traded companies.  Mr. Earley’s service as our CEO creates a critical link between management and the Board, assisting the Board to perform its oversight function with the benefits of management’s perspectives on the business.

MICHAEL CAHR was appointed to our Board in April 2010.  He had previously served as a member of our Board from 2000 through November 2002.  Mr. Cahr has more than 30 years of experience as a venture capitalist, CEO and director of public and private companies.  Since 2004, he has been a general partner at Focus Equity Partners (“Focus”), a private equity investment and management firm that acquires middle-market companies and assists them in reaching their performance potential.  From September 2004 to June 2006, Mr. Cahr served as CEO of one of Focus’s investments, C&M Pharmacy, a Glenview, Illinois, specialty pharmacy company, and engineered the sale of the company to Walgreen Co.  Since October 2006, Mr. Cahr has acted as a board member and advisor to another Focus investment, Business Only Broadband (BOB), a premier provider of carrier-class, fixed wireless primary and co-primary data network solutions for the business sectors in Chicago and the New York metropolitan area.  Prior to joining Focus, from 2001 to 2003, Mr. Cahr was president of Saxony Consultants, a provider of financial and marketing expertise, and from 1994 to 1999, served variously as president, CEO and chairman of publicly held Allscripts, Inc. (“Allscripts”), the leading developer of hand-held devices that provide physicians with real-time access to health, drug and other critical medical information.  Prior to Allscripts, from 1987 to 1994, Mr. Cahr was venture group manager for Allstate Venture Capital, where he oversaw domestic and international investments in technology, healthcare services, biotech and medical services.  Mr. Cahr has served since May 2002 as a director of PacificHealth Laboratories, an OTCBB-traded nutritional products firm that develops and commercializes functionally unique nutritional products.  From January 2009 to November 2010, he served as a director of MakeMusic, Inc., a NASDAQ-listed provider of music education technology.  Mr. Cahr was also a director of Lifecell Corporation from 1990 to 2008, where he served as the chairman of the audit committee.

Key Attributes, Experience and Skills:

The Board believes that Mr. Cahr’s many years of experience serving in a variety of senior executive, director and/or consulting roles with publicly traded companies and specifically with companies in the healthcare industry enables him to bring unique and valuable management insights to the Board.  In addition, the Board believes that Mr. Cahr contributes financial expertise to the Board, including through his service on (and in some cases chairmanship of) the audit committees of other public companies, as well as executive compensation experience, including through his service on the compensation committees of other public companies.

RICHARD A. FRANCO, SR. was appointed to our Board in April 2010.  Mr. Franco has been a leader in the pharmaceutical and medical industry for more than 35 years.  From January 2009 until his retirement in December 2011, Mr. Franco served in various roles with DARA BioSciences, Inc. (“DARA”), a NASDAQ-listed biopharmaceutical development company, including as Chief Executive Officer and director from January 2009, President from February 2009 and Chairman of the Board from March 2009.  Previously, Mr. Franco served as DARA’s Chairman of the Board from October 2007 until March 2008, as President and CEO from January 1, 2007 until March 2008 and as President and a member of the Board of Directors from 2005 until March 2008.  Prior to joining DARA, Mr. Franco co-founded LipoScience, Inc. (“LipoScience”), a private medical technology and diagnostics company, and served as president, CEO and chairman of that company, from 1997 to 2002.  Prior to founding LipoScience, Mr. Franco served as president, CEO and director of Trimeris, Inc., a NASDAQ-listed biopharmaceutical company, from 1994 to 1997.  Mr. Franco was employed for more than a decade, from 1982 to 1994, with Glaxo Inc. (now GlaxoSmithKline), where he served as a member of the Executive Committee, vice president and general manager of Glaxo Dermatology and the Cerenex Division and vice president of Commercial Development and Marketing.  Since May 2000, Mr. Franco has served as a director of Salix Pharmaceuticals, Ltd., a NASDAQ-listed specialty pharmaceutical company.  He also serves as Chapter Director of the Research Triangle Chapter of the National Association of Corporate Directors (NACD).  Previously, he served as a director of TriPath Imaging, EntreMed Inc. and Tranzyme, Inc.  Mr. Franco earned a Bachelor of Science degree in pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

Key Attributes, Experience and Skills:

Mr. Franco has had a prominent role in multiple publicly traded companies in the pharmaceutical and medical industries, including as co-founder, director and CEO of a private medical technology and diagnostics company and as CEO and director of multiple publicly traded biopharmaceutical companies.  The Board believes that these experiences demonstrate his significant management and leadership capabilities within the medical and pharmaceutical industry and enable him to bring a wealth of industry knowledge and expertise to the Board.

CASEY GUNNELL was appointed to our Board in April 2010.  Mr. Gunnell has thirty-nine years of broad business experience in entrepreneurial, startup, troubled and rapid-growth sales based companies.  Since January 2009, he has served as President and as a member of the Board of Directors of NeedleNurse, Inc., a privately owned startup medical device company that he co-founded.  Since December 2005, he has also served as a Managing Director of Cornerstone Management, LLC, a private firm providing advisory, interim staffing and project management solutions to distressed companies.  He has also served, since April 1998, as President of Gunnell Family Corp., a private firm focused on interim management solutions.  Mr. Gunnell served as CFO of Holiday RV Superstores, Inc. d/b/a/ Recreation USA, a NASDAQ-listed retailer of recreational vehicles and marine products, from May 2001 to November 2001, Chief Operating Officer and President from November 2001 to May 2002, interim CEO from January 2003 to May 2003, and a director from November 2001 to May 2003.  In October 2003, Holiday RV Superstores, Inc. filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  He also served from May 2000 to May 2001 as COO and CFO of PNV, Inc., a NASDAQ-listed cable television, communications, broadband wireless, internet service provider and portal to the trucking industry.  From May 2007 to December 2010, Mr. Gunnell served as a member of the Board of Directors of Enable Holdings, Inc., an OTCBB-traded asset recovery solution provider.  Mr. Gunnell earned a Bachelor of Business Administration degree from Florida Atlantic University.

Key Attributes, Experience and Skills:

The Board believes that Mr. Gunnell’s 39 years of business experience as an entrepreneur driving the growth of a private medical device company (which he co-founded), an executive in multiple consulting and management solutions firms and as an executive and director of various publicly traded companies provides the Board with valuable business, leadership and management experience.  Further, the Board believes that his entrepreneurial experience provides the Board with unique perspectives and guidance on our strategic direction and growth.  The Board considers Mr. Gunnell’s strong operational background as an additional asset to the Board.

ARTHUR D. KOWALOFF was appointed to our Board in April 2010.  Mr. Kowaloff served as a Managing Director of BNY Capital Markets, Inc. from 1998 until his retirement in 2003.  From 1991 to 1998, he was COO and Senior Managing Director of Patricof & Co. Capital Corporation.  Prior to that, Mr. Kowaloff was an attorney at the New York City firm of Willkie Farr & Gallagher, from 1971 to 1991, where he served as Senior Partner and Executive Committee Member and specialized in corporate and securities law and mergers and acquisitions.  Mr. Kowaloff is currently President and Director of the PBP Foundation of New York, a member of the Board of Directors of the Orange Regional Medical Center and a trustee of Carleton College.  Mr. Kowaloff received a Bachelor of Arts degree from Carleton College and holds a Juris Doctor degree from Yale Law School.  Since 2004, Mr. Kowaloff has served as a director of Sirona Dental Systems, Inc., a NASDAQ-listed manufacturer of high quality, technologically advanced dental equipment.

Key Attributes, Experience and Skills:

The Board believes that Mr. Kowaloff’s careers in law and investment banking, including serving as Managing Director of both BNY Capital Markets, Inc. and Patricof & Company Capital Corporation, provides the board with valuable business experience and critical insights on the roles of law, finance and strategic transactions.  In addition, the Board believes that Mr. Kowaloff’s experience as an attorney, practicing in the areas of corporate and securities law and mergers and acquisitions enables him to provide a unique and valuable perspective on the various securities law and general corporate law issues that we may face.

MARK STOLPER was appointed to our Board in April 2010.  He has served as Executive Vice President and Chief Financial Officer of RadNet, Inc., a NASDAQ-listed company, since 2004.  RadNet is the largest owner and operator of medical diagnostic imaging centers in the United States.  From 1999 to 2004, Mr. Stolper was a partner at Broadstream Capital Partners and West Coast Capital, two Los Angeles-based investment and merchant banking firms focused on advising middle market companies engaged in financing and merger and acquisition transactions.  Mr. Stolper began his career in 1993 as a member of the corporate finance group at Dillon, Read and Co., Inc. (“Dillon Read”), executing mergers and acquisitions, public and private financings and private equity investments with Saratoga Partners LLP, an affiliated principal investment group of Dillon Read.  From 1995 to 1998, Mr. Stolper was a Vice President at Archon Capital Partners, which made private equity investments in media and entertainment companies.  From 1998 to 1999, Mr. Stolper worked at Eastman Kodak, where he was responsible for business development for Kodak’s Entertainment Imaging subsidiary ($1.5 billion in sales).  Since May 2007, Mr. Stolper has served on the Board of Directors of CompuMed, Inc., a publicly traded medical informatics and software company, and since July 2011, Mr. Stolper has served on the Board of Directors of Tix Corporation, an OTCQX-traded entertainment company providing discount ticketing services and branded event merchandising.  Mr. Stolper graduated magna cum laude from the University of Pennsylvania, receiving a Bachelors of Science degree in Economics with a concentration in Finance from the Wharton School, and earned a post-graduate award in Accounting from UCLA.

Key Attributes, Experience and Skills:

Mr. Stolper brings to the Board comprehensive knowledge of the health care industry.  Since 2005, he has served as the principal financial executive at a NASDAQ-listed healthcare company with over $500 million of annual revenues.  In addition to his leadership experience, through his work at RadNet and his service as Chairman of the Board of CompuMed, Mr. Stolper brings extensive knowledge of corporate governance practices, especially for publicly traded companies in the health services industry.  Mr. Stolper also has diverse experiences in investment banking, private equity, venture capital investing and operations.

JOHN S. WATTS, JR. was appointed to the Board in April 2010.  Since January 2008, Mr. Watts has been a partner at John Watts Consulting, Inc., where he provides management consultation, market development services and health care system navigation support to start up and growth companies.  Prior to starting his consulting firm, Mr. Watts spent over 12 years at Wellpoint, Inc. (“Wellpoint”), one of the nation’s largest health insurers.  He served in numerous roles at Wellpoint during his tenure, including as President and CEO of Wellpoint’s commercial and consumer business from September 2006 through December 2007, as President and CEO of Anthem national accounts from December 2004 through September 2006 and as President and CEO of Blue Cross Blue Shield of Georgia from 2002 through 2004.  Since November 2010, Mr. Watts has served as Executive Chairman of Health Plan Holdings, Inc., a privately owned company providing outsourcing and third-party administration services to life and health insurance companies.  From September 2009 through September 2011, Mr. Watts served as a member of the Board of Directors at CareCentrix, a privately owned provider of home health benefits management services to the managed care industry.  He also served as Executive Chairman of Implantable Provider Group, a privately owned company providing implantable device management, from September 2008 through November 2009.

Key Attributes, Experience and Skills:

Mr. Watts brings to the Board more than 25 years of experience in building, growing and leading large health plan organizations.  It is the Board’s understanding that he has a strong track record of building successful new ventures and achieving high growth rates for Wellpoint and other health plans he has led.  The Board believes that his knowledge of the health plan space and experience in competitive analysis and strategy development are significant assets for the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” EACH OF THE SEVEN DIRECTOR NOMINEES LISTED ABOVE.

APPROVAL AND RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
(Proposal No. 2)

The Audit Committee of the Board (the “Audit Committee”) is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee has designated Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2012.  Grant Thornton has served as our independent registered public accounting firm since 2006.

The Audit Committee has considered whether Grant Thornton’s provision of services other than audit services is compatible with maintaining independence as our independent registered public accounting firm and determined that such services are compatible.

Although ratification by shareholders is not a prerequisite to the ability of the Audit Committee to select Grant Thornton as our independent registered public accounting firm, we believe such ratification to be desirable.  Accordingly, shareholders are being requested to ratify, confirm and approve the selection of Grant Thornton as our independent registered public accounting firm to conduct the annual audit of our consolidated financial statements for the year ending December 31, 2012.  If the shareholders do not ratify the selection of Grant Thornton, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee; however, the Audit Committee may select Grant Thornton notwithstanding the failure of the shareholders to ratify its selection.  If the appointment of Grant Thornton is ratified, the Audit Committee will continue to conduct an ongoing review of Grant Thornton’s scope of engagement, pricing and work quality, among other factors, and will retain the right to replace Grant Thornton at any time.

The Audit Committee considers Grant Thornton to be a good firm to deliver independent auditing services due to, among other things, their depth of experience, breadth of reserves, commitment to provide exceptional service, ability to handle transaction issues and location of key personnel.

Independent Registered Public Accounting Firm Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2011 and December 31, 2010 by our independent registered public accounting firm, Grant Thornton, are as follows:

Type of Fees	2011	2010
Audit Fees (1)	$872,255	$507,283
Audit Related Fees (2)	241,725	23,895
Tax Fees	—	—
All Other Fees	—	—

__________________

(1)
Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audits of our annual consolidated financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and the audits of our internal controls over financial reporting, and/or services normally provided by Grant Thornton in connection with statutory or regulatory filings or engagements by us during such fiscal year.

(2)
Represents the aggregate fees billed to us by Grant Thornton during the applicable fiscal year for professional services rendered for the audits of our 401(k) Plan and, for fiscal year 2011, for due diligence and other services associated with the Continucare acquisition.

Independent Registered Public Accounting Firm’s Independence and Attendance at the Annual Meeting

We believe that Grant Thornton has no direct or indirect financial interest in us or in any of our subsidiaries, nor has it had any connection with us or any of our subsidiaries in the capacity of promoter, underwriter, voting trustee director, officer or employee.

We anticipate representatives of Grant Thornton will be present at the meeting of shareholders and will be afforded an opportunity to make a statement, if they desire to do so.  It is also expected that they will be available to respond to appropriate questions.

Audit Committee Pre-Approval Policy

Consistent with policies of the SEC regarding auditor independence, the Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor.  As part of this responsibility, the Audit Committee has adopted, and our Board has ratified, an Audit and Non-Audit Services Pre-Approval Policy pursuant to which the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence from us.

Prior to engagement of the independent auditor for the next year’s audit, the independent auditor and our Chief Financial Officer submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval:

(i)           Audit Services:  Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, equity investment audits and other procedures required to be performed by the independent auditor to be able to form an opinion on our consolidated financial statements.  Audit Services also include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review as well as the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting.

(ii)           Audit-Related Services:  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including due diligence related to potential business acquisitions/dispositions, accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit Services,” assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities, financial audits of employee benefit plans, agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(iii)           Tax Services:  Tax services include services such as tax compliance, tax planning and tax advice; however, the Audit Committee will not permit the retention of the independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the sole business purpose of which may be tax avoidance and treatment which may not be supported in the Internal Revenue Code and related regulations.

(iv)           All Other Services:  All other services are those permissible non-audit services that the Audit Committee believes are routine and recurring and would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence.

Prior to engagement, the Audit Committee pre-approves the services and fees of the independent auditor within each of the above categories.  During the year, it may become necessary to engage the independent auditor for additional services not previously contemplated as part of the engagement.  In those instances, the Audit and Non-Audit Services Pre-Approval Policy requires that the Audit Committee specifically approve the services prior to the independent auditor’s commencement of those additional services.  Under the Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee may delegate the ability to pre-approve audit and non-audit services to one or more of its members provided the delegate reports any pre-approval decision to the Audit Committee at its next scheduled meeting.  As of the date hereof, the Audit Committee has not delegated its ability to pre-approve audit services.

All of the 2010 and 2011 fees paid to Grant Thornton described above were pre-approved by the full Audit Committee in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Report of the Audit Committee

Pursuant to SEC rules for proxy statements, the Audit Committee has prepared the following Audit Committee Report.  The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.  This report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this report by reference therein.

The Audit Committee is currently composed of Mr. Gunnell (Chairman), Mr. Franco and Mr. Stolper.  The Audit Committee operates under a written charter, which is posted on our website.  Management has the primary responsibility for preparing the financial statements and designing and assessing the effectiveness of internal control over financial reporting.  Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations.  In this context, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Audit Committee also discussed with Grant Thornton the matters required to be discussed by the statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T regarding “Communication with Audit Committees.”

The Audit Committee received the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence and discussed with Grant Thornton its independence.

Based on the Audit Committee’s discussions with management and Grant Thornton, the Audit Committee recommended that our Board include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

The Audit Committee

Casey Gunnell, Chairman
Richard A. Franco, Sr.
Mark Stolper

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL AND RATIFICATION OF GRANT THORNTON LLP AS
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal No. 3)

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires that we seek a non-binding advisory vote from our shareholders to approve the compensation awarded to our executives on an annual, bi-annual or tri-annual basis.  At our 2011 annual meeting of shareholders, we provided our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for our 2011 Annual Meeting of Shareholders.  At the 2011 annual meeting, our shareholders overwhelmingly approved the compensation of the Company’s named executive officers, with 28,981,944 shares voted in favor of approving such compensation, 459,810 shares voted against and 156,677 shares abstaining.  7,999,007 held by brokers were not voted with respect to this proposal. As required by the Dodd-Frank Act, the proxy statement for our 2011 Annual Meeting of Shareholders also included a proposal for an advisory vote on the frequency with which we will hold an advisory vote to approve executive compensation.  At our annual meeting held on June 14, 2011, our shareholders voted in favor of approving, on an advisory basis, a frequency of every year for a shareholder vote on executive compensation.  In light of these voting results and other factors, the Board determined that we will hold a non-binding advisory vote to approve the compensation of our named executive officers on an annual basis until the next required vote on the frequency of such vote.  Accordingly, we are including in this proxy statement a proposal to approve, on a non-binding advisory basis, the compensation of our named executive officers.

We have in place comprehensive executive compensation programs.  As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our shareholders.  As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation programs are designed to help us attract, retain and motivate superior executive talent, while providing competitive and differentiated levels of pay based on corporate and individual performance.  Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time discouraging unnecessary or excessive risk-taking.  Shareholders are urged to read the “Compensation Discussion and Analysis” section, the Summary Compensation Table and the other related tables and disclosure included in this Proxy Statement, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.  The Compensation Committee of the Board (the “Compensation Committee”) and the Board believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement.  This proposal, commonly known as a “say-on-pay” proposal, gives you as a shareholder the opportunity to express your views on our named executive officers’ compensation.  This vote is not intended to address any specific element of our compensation programs, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.  The vote solicited by this proposal is advisory and its outcome will not be binding on the Board or us nor require the Board or the Compensation Committee to take any action.  However, the Compensation Committee values the opinions expressed by our shareholders in their vote on this proposal and expects to take into account the outcome of this vote when evaluating future executive compensation arrangements for our executive officers.

The affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the overall compensation of our named executive officers as disclosed under the heading “Compensation Discussion and Analysis” (including the tables and narrative therein) of this Proxy Statement.  Abstentions and broker non-votes will be counted for purposes of determining the number of shares of Common Stock present in person or represented by proxy and entitled to vote, even though they will not be voted in favor or against the proposal.  Accordingly, abstentions and broker non-votes will have the effect of a negative vote with respect to the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS
VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR
NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted corporate governance guidelines, a copy of which is available at http://www.metropolitanhealthnetworks.com.  The Corporate Governance Guidelines are also available in print to any shareholder who requests it.  These principles were adopted by the Board to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and other stakeholders of our company, and to ensure a common set of expectations as to how the Board, the committees of the Board, individual directors and management should perform their functions.

Director Independence and Family Relationships

We define an “independent” director in accordance with the corporate governance rules (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”).  Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board, with the recommendation of the Governance & Nominating Committee, is responsible for affirmatively determining that no independent director has any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).  In making these determinations, the Board and the Governance & Nominating Committee each review information provided by the directors with regard to each director’s business and personal activities as they may relate to us and our management.

Our Board of Directors, upon the recommendation of the Governance & Nominating Committee, has affirmatively determined that each of the following persons, constituting a majority of our Board of Directors, is “independent” under applicable NYSE rules and has no material relationship with us, except for serving as a member of our Board of Directors and holding our securities: Michael Cahr, Richard A. Franco, Sr., Casey Gunnell, Arthur D. Kowaloff, Mark Stolper and John S. Watts, Jr. The Board has further determined that each director serving on our Audit Committee, Compensation Committee and Governance & Nominating Committee is independent under applicable NYSE Rules.

There are no family relationships among our officers and directors, nor are there any arrangements or understandings between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

Board Leadership Structure

We do not have a fixed policy with respect to the separation of the offices of the Chairman of the Board and Chief Executive Officer.  The Board understands that there is no single, generally accepted approach to providing Board leadership and, in light of the competitive and dynamic environment in which we operate, the appropriate Board leadership structure may vary from time to time as circumstances warrant.  The Board has the ability to appoint a new Chairman of the Board at any time.

Since April 23, 2010, Mr. Earley has served and has agreed to serve as both our Chairman and our Chief Executive Officer pursuant to the terms and conditions of an employment agreement dated April 26, 2010.  He also previously served in both roles from September 2004 through December 2009.  Our Board of Directors believes that, at this time, Mr. Earley’s service in these dual roles is in the best interests of us and our shareholders.  The Board is confident that Mr. Earley possesses the most thorough knowledge of the issues, opportunities and challenges facing us and our business and, accordingly, is the person best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters.  His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our shareholders, employees and customers.

Because the Board also believes that strong, independent board leadership is a critical aspect of effective corporate governance, the Board has established the position of Lead Independent Director.  Pursuant to the Lead Independent Director Charter approved by the Board, the Lead Independent Director is required to be an independent director, as defined under NYSE Rules and Rule 10A-3 under the Exchange Act, and shall not concurrently serve as the chairman of any committee of the Board.  Mr. Kowaloff currently serves as the Lead Independent Director.  Pursuant to the Lead Independent Director Charter, the Lead Independent Director’s functions include, among other things:

●	presiding at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors;

●	serving as liaison between the chairman and the independent directors;

●	generally approving information sent to the board;

●	collaborating with the chairman to prepare and approve the agendas for meetings of the board;

●	approving meeting schedules;

●	organizing meetings of the independent directors as deemed necessary or advisable; and

●	if requested by major shareholders, seeking to make himself available for consultation and direct communication.

A complete copy of the Lead Independent Director Charter is available on our website located at http://www.metropolitanhealthnetworks.com.

Risk Oversight

Our Board provides various forms of risk oversight.  As part of this process, the Board seeks to identify, prioritize, source, manage and monitor our critical risks.  To this end, our Board periodically, and at least annually, reviews the material risks faced by us, our risk management processes and systems and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

The Board has generally retained the primary risk oversight function and has an active role, as a whole and also at the committee level, in overseeing management of our material risks.  The Board regularly reviews information regarding our operations, strategic plans and liquidity, as well as the risks associated with each.  The Audit Committee oversees management of financial and internal control risks, including our whistleblower procedures, as well as the risks associated with related party transactions.  The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  The Governance & Nominating Committee oversees the management of risks associated with the composition and independence of the Board and oversees our corporate governance policies and procedures related to risk management, including our insider trading policy, code of ethics and corporate governance guidelines.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed of and considers such risks.

Nominations for Directors and Diversity Policy

The Governance & Nominating Committee’s Charter provides that shareholder nominees to the Board will be evaluated using the same guidelines and procedures used in evaluating nominees nominated by other persons.  In evaluating director nominees, the Governance & Nominating Committee considers the following factors:

●
the appropriate size and diversity of the Board, including, without limitation, whether a nominee provides the Board with a difference of viewpoint, professional or educational background or other similar individual qualities and attributes;

●	our needs with respect to the particular talents and experience of our directors;

●
the knowledge, skills and experience of nominees, including experience in healthcare, technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

●	experience in political affairs;

●	experience with accounting rules and practices;

●	whether such person qualifies as an “audit committee financial expert” pursuant to SEC rules;

●	appreciation of the relationship of our business to the changing needs of society;

●	the percentage of the candidates that are “independent”; and

●	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance & Nominating Committee does not have a written policy with regard to the consideration of diversity in identifying director nominees.  However, as stated above, in evaluating nominees for Director the Governance & Nominating Committee considers, among other things, whether such nominee provides the Board with a difference of viewpoint, professional or educational background or other similar individual qualities and attributes.

In identifying director nominees, the Governance & Nominating Committee will first evaluate the current members of the Board willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service shall be considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  Generally, the Governance & Nominating Committee strives to assemble a Board of Directors that brings to us a variety of perspectives, backgrounds and skills derived from business and professional experience.  In doing so, the Governance & Nominating Committee also considers candidates with appropriate non-business backgrounds.  If any member of the Board does not wish to continue in service or if the Governance & Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance & Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above.  Other than the foregoing, there are no specific, minimum qualifications that the Governance & Nominating Committee believes that a Committee-recommended nominee to the Board must possess, although the Governance & Nominating Committee may also consider such other factors as it may deem are in our best interests or the best interests of our shareholders.

In its deliberations, the Governance & Nominating Committee is aware that our Board must be comprised of a majority of “independent” directors, as such term is defined by the NYSE Rules, and at least one director who qualifies as an “audit committee financial expert” as defined by SEC rules.  The Governance & Nominating Committee also believes it appropriate for our Chief Executive Officer and/or certain key members of our management to participate as members of the Board.

The Governance & Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance & Nominating Committee.  Research may also be performed to identify qualified individuals.  To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees.  We reserve the right in the future to retain a third party search firm, if necessary.

Communication with the Board of Directors

We have a Shareholder Communication Policy for shareholders wishing to communicate with various Board committees and individual members of the Board.  Shareholders wishing to communicate with the Board, the Lead Independent Director, our Governance & Nominating Committee, and specified individual members of the Board can send communications to the Board, the Lead Independent Director, the Governance & Nominating Committee and/or to specified individual directors in writing c/o Roberto L. Palenzuela, General Counsel and Secretary, Metropolitan Health Networks, Inc., 777 Yamato Road, Suite 510, Boca Raton, Florida 33431.  We do not screen such mail and all such letters will be forwarded to the intended recipient.

Code of Ethics

As part of our system of corporate governance, our Board of Directors has adopted a code of ethics that is specifically applicable to our Chief Executive Officer and senior financial officers.  This Code of Ethics for senior financial officers, as well as our Code of Business Conduct and Ethics, applicable to all directors, officers and employees, are available on our web site at http://www.metropolitanhealthnetworks.com.  Shareholders may request a free copy of these documents from:

Metropolitan Health Networks, Inc.
Attn:  Roberto L. Palenzuela, General Counsel and Secretary
777 Yamato Road, Suite 510
Boca Raton, FL 33431
(561) 805-8500

If we make substantive amendments to this Code of Business Conduct and Ethics or grant any waiver, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within four days of such amendment or waiver.

Director Attendance at Annual Meetings

We have adopted a formal written policy regarding attendance by members of the Board at Annual Meetings of Shareholders.  While members of our Board of Directors are not required to be present at our Annual Meetings, all members of our Board of Directors are welcome and encouraged to attend.  All of the members of our Board of Directors serving at the time of our 2011 Annual Meeting of Shareholders attended the 2011 Annual Meeting of Shareholders.

MEETINGS AND COMMITTEES OF THE BOARD

The Board

Directors are expected to attend meetings of the Board and any Board committees on which they serve.  During the fiscal year ended December 31, 2011, our Board held 14 meetings and took 5 actions by unanimous written consent.  Committees of the Board held a total of 17 meetings and took 5 actions by unanimous written consent.  During 2011, none of the directors attended fewer than 75% of the aggregate of all meetings of the Board and the respective committee of the Board on which they served.

Standing Board Committees

The Board has three standing committees to facilitate and assist the Board in the execution of its responsibilities:  the Audit Committee, the Compensation Committee and the Governance & Nominating Committee.

The Board of Directors has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Governance & Nominating Committee.  The full text of these Committee charters are available on our website located at http://www.metropolitanhealthnetworks.com.

The following table describes the current members of each of the Board Committees:

	Audit	Compensation	Governance & Nominating

Michael M. Earley
Michael Cahr*		Chair
Richard A. Franco, Sr.*	X	X
Casey Gunnell*	Chair		X
Arthur D. Kowaloff*			X
Mark Stolper*	X
John S. Watts, Jr.*		X	Chair
—————————
*           Independent Director

The Audit Committee

The Audit Committee’s primary function is to assist the Board in fulfilling its oversight responsibilities relating to (i) the quality and integrity of our financial statements and corporate accounting practices, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence and (iv) the performance of our independent auditors.  The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter.

Each of Mr. Gunnell (Chairman), Mr. Franco and Mr. Stolper has served as a member of the Audit Committee since his appointment to the Board on April 23, 2010.  Our Board of Directors has determined that each member of the Audit Committee is independent pursuant to the NYSE Rules.  The Board has determined that each of Mr. Gunnell and Mr. Stolper qualifies as an “audit committee financial expert” as that term is defined in rules of the SEC implementing requirements of the Sarbanes-Oxley Act of 2002.  During the fiscal year ended December 31, 2011, our Audit Committee held 7 meetings and took 1 action by unanimous written consent.

The Compensation Committee

The Compensation Committee’s primary objectives include making recommendations to the Board regarding the compensation of our directors, executive officers, non-officer employees and consultants and administering our employee stock option plans.

Each of Mr. Cahr (Chairman), Mr. Franco and Mr. Watts has served as a member of the Compensation Committee since his appointment to the Board on April 23, 2010.  The Board has determined that each member of the Compensation Committee is independent pursuant to the NYSE Rules.  During the fiscal year ended December 31, 2011, our Compensation Committee held 9 meetings and took 3 actions by unanimous written consent.

The Governance & Nominating Committee

The primary objectives of our Governance & Nominating Committee include: (1) assisting the Board by identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next Annual Meeting of Shareholders; (2) overseeing the governance of the corporation including recommending to the Board Corporate Governance Guidelines; (3) leading the Board in its annual review of the Board’s performance; and (4) recommending to the Board director nominees for each Board Committee.

The Board has determined that each member of the Governance & Nominating Committee is independent pursuant to the NYSE Rules.  Each of Mr. Watts (Chairman), Mr. Gunnell and Mr. Kowaloff has served as a member of the Governance & Nominating Committee since his appointment to the Board on April 23, 2010.  During the fiscal year ended December 31, 2011, our Governance & Nominating Committee held 1 meeting and took 1 action by unanimous written consent.

Other Committees

In addition to our standing committees, our Board of Directors has, from time to time, authorized additional Board committees to assist the Board execute on its responsibilities.

Lead Independent Director

In May 2007, upon the recommendation of the Governance & Nominating Committee, the Board determined that it was in our best interests to appoint a Lead Independent Director, whose primary purpose is to generally coordinate the activities of the non-employee members of the Board and to promote open and effective communications among the non-employee members of the Board and our management.  In April 2012, Mr. Kowaloff was appointed to serve as Lead Independent Director for a two-year term expiring in April 2012.  In April 2012, Mr. Kowaloff was reappointed for an additional two-year term expiring in April 2014.

Executive Sessions

Our non-employee directors meet regularly in executive sessions without management.  An executive session is generally held in conjunction with each regularly scheduled Board meeting.  Executive sessions are led by the Lead Independent Director.

Compensation Committee Interlocks and Insider Participation

During 2011, no member of the Compensation Committee was an executive officer of the Company, and no member of the Compensation Committee has any relationship requiring disclosure under the SEC’s rules requiring disclosure of certain relations and related-party transactions.  None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a member of our Board of Directors or member of the Compensation Committee during 2011.

DIRECTOR COMPENSATION

Board Retainer Fees

In 2011, each of our non-employee directors received an annual retainer of $45,000 and $50,000 of restricted stock.  The stock price used to calculate the number of shares of restricted stock issued to our directors for the equity portion of their retainers is the average closing price of our Common Stock for the 30 trading days immediately preceding the date of grant.  In addition to the foregoing retainers, the Lead Independent Director received an additional annual fee of $20,000.  The Chairman of the Audit Committee received an additional annual fee of $15,000 and the Chairmen of our Governance & Nominating Committee and Compensation Committee each received an additional annual fee of $12,500.  Each member, other than the Chairman, of the Audit Committee received an additional annual fee of $7,500.  Each member, other than the Chairmen, of the Governance & Nominating Committee and Compensation Committee received an additional annual fee of $6,250.  All of the foregoing fees payable in cash were paid on a quarterly basis.

In February 2012, Mercer LLC (“Mercer”), the Company’s independent compensation consultant, presented to the Compensation Committee a review of the compensation paid to the Company’s non-employee directors as compared to our revised peer group for 2012 described below.  Based upon its review, Mercer recommended that the Company (i) increase the amount of annual restricted stock awards to non-employee directors from $50,000 to $75,000, and (ii) increase the additional fee payable to the Lead Independent Director from $20,000 per year to $30,000 per year.  Based upon the recommendation of Mercer and the Compensation Committee, the Board approved the foregoing increases in March 2012.  The Board did not change any of the other fees payable to our non-employee directors as described above for 2011.

Expense Reimbursement

We reimburse all directors for their expenses in connection with their activities as members of our Board of Directors.

Employee Directors

Currently, only one director, Michael M. Earley, our Chief Executive Officer, serves as both an employee and director of the Company.  Mr. Early does not receive additional compensation for his services as a director.  We are a party to an employment agreement with Mr. Earley as further described in the section below entitled “Executive Compensation —Employment Agreements.”

Director Summary Compensation Table

The table below summarizes the compensation we paid to non-employee directors for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Casey Gunnell	66,250	53,684	119,934
Mark Stolper	52,500	53,684	106,184
Arthur D. Kowaloff	71,250	53,684	124,934
John S. Watts, Jr.	63,750	53,684	117,434
Richard A. Franco, Sr.	58,750	53,684	112,434
Michael Cahr	57,500	53,684	111,184

_____________

(1)
For the stock awards, the amounts reported represent the aggregate grant date fair values of the restricted shares of common stock computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”).  For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.  The stock price used to calculate the number of shares of restricted stock issued to our directors is the average closing price of our Common Stock for the 30 trading days immediately preceding the date of grant.

On June 14, 2011, we issued to each non-employee director 11,161 restricted shares of our Common Stock as payment of the equity portion of his annual retainer for 2011.

The following table presents the number of outstanding and unexercised option awards and the number of outstanding restricted stock held by each of the non-employee directors as of December 31, 2011:

Director	Number of Shares Subject to Outstanding Options	Number of Shares of Restricted Stock
Michael Cahr	5,989	11,161

Richard A. Franco, Sr.	5,989	11,161

Casey Gunnell	5,989	11,161

Arthur D. Kowaloff	5,989	11,161

Mark Stolper	5,989	11,161

John S. Watts, Jr.	5,989	11,161

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis

General Philosophy

Our executive compensation program, which is grounded in the principle of pay-for-performance, is intended to reward members of our executive team and senior management for sustained, high-level performance over the short and long term as demonstrated by measurable, company-wide performance metrics and personal contributions that are consistent with our overall growth and goals.  We compensate our senior management team through a combination of cash compensation in the form of base salary and cash incentive compensation and equity compensation awards.  Our compensation program has been structured to enhance our ability to achieve our short-term and long-term strategic goals and to retain and motivate the members of our executive team and senior management to achieve such goals.

To determine compensation, we first establish a target overall compensation figure for each member of our executive team and senior management and allocate this target amount among base salary, cash incentive compensation and equity compensation awards.

For our most senior executive officers, including our “named executive officers” listed in the Summary Compensation Table, we have designed our cash incentive compensation program to reward the achievement of a variety of company-wide performance goals, including people, service, quality, finance and growth-related goals.  Achievement of the finance goal accounts for the largest portion (50%) of the overall cash incentive award under the program, and requires the achievement by the Company of a specified income before income taxes goal for the year ended December 31, 2011 (“2011 IBIT”).

Board Process for Determining Compensation

Our Compensation Committee has responsibility for evaluating and administering our director and executive officer compensation plans and making recommendations to our Board of Directors with respect thereto, including with respect to the compensation of our Chief Executive Officer.  The Compensation Committee is also responsible for annually reviewing and making recommendations to the Board with respect to the compensation, including individual base salaries, cash incentives and equity compensation grants of the other named executive officers.  Pursuant to its charter, the Compensation Committee can delegate the foregoing responsibilities to the Chief Executive Officer or to other persons when it deems appropriate, although it has not done so.  In recommending compensation for the named executive officers, the Compensation Committee consults with the Chief Executive Officer and when it deems appropriate, other appropriate advisors.

Use of Compensation Consultants

Pursuant to its charter, the Compensation Committee has the authority to retain any compensation consultant to assist the Compensation Committee in its evaluation of compensation for our Board of Directors and/or senior executive officers.  In accordance with this authority, in October 2010, the Compensation Committee selected and directly retained Mercer as its compensation consultant for 2011.  Services provided by the consultant have included evaluating our annual compensation program for our named executive officers based on market comparables and providing an overview of regulatory developments relating to executive compensation and a summary of risk factors with respect to our executive compensation program.  Mercer has provided general observations on our compensation programs for the named executive officers and made the following recommendations with respect to our compensation programs for 2011: (i) consider adjustments to the Chief Executive Officer’s base salary and consider a normal merit increase of 2.5% to 3.0% for other executive officers’ base salaries, (ii) continue to make annual grants of long-term incentives, (iii) monitor corporate governance policies and recommendations of leading proxy advisory firms and (iv) periodically monitor the market to ensure continued alignment with other companies in the Company’s peer group (described below).  Mercer has not provided any other services to us for 2011.  To assist the Compensation Committee’s review of Mercer’s analysis and its decision regarding changes to our current executive compensation program, our Chief Executive Officer provided the Compensation Committee with an overview of our historical executive compensation and his recommendations for executive compensation for fiscal year 2011 (for executives other than himself).  The Compensation Committee discussed the recommendations of our Chief Executive Officer and the report provided by Mercer in recommending to the Board the compensation for our named executive officers for 2011.  The Mercer report and related Compensation Committee and Board of Directors actions described above did not include recommendations with respect to the compensation to be paid to Ms. Rosello, President — Continucare Corporation, for 2011 as she did not commence employment with us until October 4, 2011 (the closing date of the Continucare acquisition).  See “2011 Compensation Paid to Gemma Rosello, President — Continucare Corporation” below for a discussion of Ms. Rosello’s compensation for the period from October 4, 2011 through December 31, 2011.

In September 2011, in light of our then-pending acquisition of Continucare, the Compensation Committee requested that Mercer review the compensation levels of our senior officers using the combined organization as the baseline for comparison and engaged Mercer to perform the annual executive compensation review.  Mercer’s review showed that, as compared to companies similar in size to the combined organization, the compensation for most of our executives following the closing of the Continucare acquisition would be below market.  Mercer made the following recommendations with respect to our compensation programs for 2012: (i) consider increasing the base salaries for all named executive officers (other than the President — Continucare Corporation), (ii) raise the target short-term incentive award levels for all positions and (iii) increase the target long-term incentive award levels for our Chief Executive Officer, our Chief Operating Officer and our Chief Financial Officer.  Mercer’s recommendations would place all of our named executive officers between the 25th and 50th percentiles for comparable positions in the Peer Group and would increase the percentage of each named executive officer’s overall compensation that is attributable to performance-based incentive compensation.  To assist the Compensation Committee’s review of Mercer’s analysis and its decision regarding changes to our current executive compensation program, our Chief Executive Officer provided the Compensation Committee with an overview of our historical executive compensation and his recommendations for executive compensation for 2012 (for executives other than himself).  The Compensation Committee discussed the recommendations of our Chief Executive Officer and the report provided by Mercer in recommending to the Board the compensation for our named executive officers for 2012.

Use of Employment Agreements

We believe that employment agreements provide us with a mechanism to assist in the retention of our executive officers and provide us with competitive protections through provisions restricting these officers, for a period of time, from commencing employment with a competitor within our service area or soliciting our employees or customers.  We believe these agreements provide our officers with security upon their termination without cause or upon a change of control of our company.  We are a party to employment agreements with Michael M. Earley, our Chairman and Chief Executive Officer, Dr. Jose Guethon, our President and Chief Operating Officer, Robert J. Sabo, our Chief Financial Officer, and Roberto L. Palenzuela, our General Counsel and Secretary, each of which is further described below.  We have not entered into an employment agreement with Gemma Rosello, our President — Continucare Corporation.

2011 Compensation as Compared to 2010 Compensation

With the exception of increasing by a few percentage points the base salary of each of our named executive officers (other than Ms. Rosello, who was not employed by us in 2010), increasing the equity incentive award amounts for such named executive officers (other than the Chief Executive Officer) under the LTI Program and the changes to our cash incentive program described below, there were no material changes to our 2011 compensation program relative to our 2010 compensation program.

Factors Considered in Determining Executive Compensation

The Compensation Committee considers a variety of factors in coming to decisions regarding compensation for the named executive officers.  Competitive market information is an important consideration, but not the only one.

Market competitiveness.  In making determinations regarding 2011 executive compensation, the Compensation Committee relied, in part, upon information regarding competitive market pay information and compensation structures provided by Mercer to the Compensation Committee in December 2010.  As part of its study, Mercer compared the compensation paid in 2010 to our named executive officers to the compensation paid by a peer group comprised of 15 publicly traded companied of similar size in similar or related industries (the “Peer Group”).  The Peer Group includes:

● Allied Healthcare International Inc.	● Healthways Inc.	● Novamed Inc.

● Almost Family Inc.	● Hooper Holmes Inc.	● Prospect Medical Holdings Inc.

● America Service Group Inc.	● Integramed America Inc.	● Techne Corp

● Continucare Corp.	● National Dentex Corp.	● Thoratec Corp

● Healthtronics Inc.	● Nighthawk Radiology Holdings	● U.S. Physical Therapy Inc.

For each named executive officer, Mercer provided the Compensation Committee with information as to whether the base salary, target cash bonus and equity incentive compensation to the subject named executive officer in 2010 was at, above or below market as compared to the Peer Group.

In setting compensation levels for the named executive officers for 2011, the Compensation Committee sought to provide target compensation — in the aggregate, and generally for each element — that was competitive, and therefore approximated the 50th percentile (or the market median) for comparable positions in the Peer Group.  Individual compensation may be more or less than the median compensation amount when warranted by individual or corporate performance.

Our executive compensation policies are generally applied in the same manner to all of the named executive officers, although the Chief Executive Officer’s compensation package is designed to incorporate a more significant performance-based component than our other named executive officers.  The comparison to the market median is done on a position by position basis and takes into account the relative responsibilities and authority of each named executive officer.  The differences in amounts of compensation for each named executive officer reflect the significant differences in the scope of responsibilities and authority attributed to their respective positions.

In September 2011, in light of our then-pending acquisition of Continucare, the Compensation Committee requested that Mercer review the compensation levels of senior officers with the combined organization as the baseline for comparison.  Mercer recalibrated the peer group to reflect the combined organization’s profile, while trying to keep our prior year’s peer group as constant as possible.  In making determinations regarding 2012 executive compensation, the Compensation Committee relied, in part, upon information regarding competitive market pay information and compensation structures provided by Mercer to the Compensation Committee in October 2011.  As part of its study, Mercer compared the compensation paid in 2011 to our named executive officers to the compensation paid by a peer group of 15 companies of similar size in similar or related industries (the “Revised Peer Group”).  The Revised Peer Group consisted of:

● Accretive Health Inc.	● Emeritus Corp.	● LHC Group Inc.

● Almost Family Inc.	● Ensign Group Inc.	● National Healthcare Corp.

● Amsurg Corp.	● Hanger Orthopedic Group Inc.	● Radnet Inc.

● Conmed Corp.	● Healthways Inc.	● Skilled Healthcare Group Inc.

● Cross Country Healthcare Inc.	● IPC The Hospitalist Co. Inc.	● Thoratec Corp

Performance.  Our policy is to provide our executive officers with compensation opportunities that are based upon their individual performance, the performance of our company and their contribution to that performance.  The Compensation Committee considers these performance factors when approving adjustments to the compensation of the named executive officers.

Mix of current and long-term compensation.  Because the successful operation of our business requires a long-term approach, one of the important components of the program is long-term compensation by means of long-term incentives.  The Compensation Committee believes that the incorporation of a long-term compensation element assists in the alignment of the named executive officers’ interests with the economic interests of our shareholders.

Impact and mix of cash vs. non-cash compensation.  The Compensation Committee considers both the cost and the motivational value of the various components of compensation.  The Compensation Committee has determined that current compensation — base salary and annual bonuses — should be delivered in cash, but that long-term incentive compensation should include stock-based compensation so that the long-term financial rewards available to the named executive officers are linked to increases in our value over the long-term.  The Compensation Committee believes that this also aligns the named executive officers’ interests with the economic interests of our shareholders.

The Elements of Our Executive Compensation Program

The elements of our executive compensation program are as follows:

●	cash compensation in the form of base salary;

●	cash compensation in the form of incentive compensation (i.e. performance-based bonuses);

●	equity-based awards; and

●	perquisites and other benefits.

In addition, as discussed below, the NEO Employment Agreements provide for potential payments upon termination of employment for a variety of reasons, including a change in control of our company.  Each of these elements is discussed below.

Pursuant to our executive compensation program for 2011, the allocation of compensation among base salary, target performance-based bonus and equity-based awards was relatively consistent among our named executive officers, other than our Chief Executive Officer and our President - Continucare, with base salary generally comprising between 33.3% and 38.6% of a named executive officer’s total compensation package for 2011, the target bonus generally comprising between 26.2% and 28.8% of a named executive officer’s total compensation package for 2011 and equity awards generally comprising between 30.4% and 36.1% of a named executive officer’s total compensation package for 2011.

The Chief Executive Officer’s compensation package for 2011 had a more significant performance based component than our other named executive officers, with base salary comprising only 28.3% of his total compensation package while target bonus and equity awards comprised 33.6% and 35.5%, respectively, of his total compensation package.

The compensation paid to Ms. Rosello, our President - Continucare Corporation, from her start date of October 4, 2011 through December 31, 2011 included base salary, a cash bonus paid pursuant to Continucare’s cash bonus plan (as described below) and a one time award of 12,000 restricted shares of Common Stock (as described below), with base salary, cash bonus and equity compensation comprising 29.1%, 48.5% and 21.1%, respectively, of her total compensation for such period.

In allocating executive compensation among these elements, we believe that, in light of their significant ability to influence our performance, the compensation of our senior-most management team and, most especially, our Chief Executive Officer, should have a large performance-based component.  In light of the recommendations of Mercer and the Compensation Committee, we expect that performance based compensation will be a larger component of the total compensation paid for each of our executive officers in 2012 as compared to 2011.

Base Salaries

We include base salary as part of executive compensation because we want to provide our executive officers with a level of assured cash compensation that facilitates an appropriate lifestyle in light of their professional status and accomplishments.  In accordance with our compensation policy, base salaries are set at levels that are intended to produce the highest value for us at an appropriate cost, reflect the individual’s responsibilities, tenure and past performance and be competitive with the Peer Group.

Each named executive officer’s employment agreement specifies a minimum level of base salary.  Our Board, however, may, in its discretion, set each executive’s salary at any higher level that it deems appropriate.  Accordingly, during the fourth calendar quarter of each year, the Compensation Committee generally evaluates and recommends the base salaries for our named executive officers for the following year.  Changes in each officer’s base salary on an annual basis depend upon the Compensation Committee’s and the Board’s assessment of Company and individual performance as well as an assessment of the competitiveness of the officer’s base salary to companies included in the Peer Group.  For 2011, the Compensation Committee set each named executive officer’s base salary (other than with respect to Ms. Rosello) as set forth below.

Name	2011 Base Salary
Michel M. Earley	$405,000
Jose A. Guethon, M.D.	$371,000
Robert J. Sabo	$288,000
Roberto L. Palenzuela	$240,000

For 2011, the median base salaries and total compensation paid by companies in the Peer Group were the starting point of the analysis of base salary for each of the named executive officers.  However, the Compensation Committee also analyzed a number of other factors in determining appropriate salary levels, including, but not limited to:

●	the relative experience and skills of the subject officer;

●	the importance of the particular position to us;

●	the level of responsibilities assigned to the subject officer;

●	the difficulty in replacing the executive;

●	the subject officer’s historical performance in light of our corporate objectives;

●	our operating performance to date during the subject officer’s tenure with us;

●	internal alignment considerations; and

●	inflation.

As described further below, target cash incentive compensation and equity awards are generally set as a percentage of each named executive officer’s base salary.

The relative weight applied to each of the foregoing factors varied with each position and individual and was within the sole discretion of the Compensation Committee.  Decisions regarding the individual performance factors identified above and used by the Compensation Committee in making base salary decisions for each named executive officer, other than the Chief Executive Officer, were based on the Compensation Committee’s review of the Chief Executive Officer’s evaluation of the officer’s individual performance for the prior year.  Decisions regarding the individual performance factors identified above and used in making base salary decisions for the Chief Executive Officer were based on the Board’s review of the Chief Executive Officer’s individual performance for the prior year.

Cash Incentive Compensation

Our executive bonus plan is a performance-based cash incentive plan designed to promote our interests and the interests of our shareholders by providing employees with financial rewards upon achievement of specified business objectives, as well as helping us attract and retain key employees.  Under this plan, additional cash is payable to our named executive officers based upon the degree that the performance goals recommended by the Compensation Committee and approved by the Board are met.

During October and November of each calendar year, our Chief Executive Officer develops or causes to be developed recommendations to the Compensation Committee regarding the general structure, performance objectives and amounts of cash incentive compensation to be utilized for the cash incentive plan for the following year.  Based on the review of the recommendations from the Chief Executive Officer, the Compensation Committee assigns the named executive officers a competitive incentive target for each year under our executive bonus plan.  The target incentive is expressed as a percentage of the participant’s annual base salary as of the end of the year and is designed by the Compensation Committee to be indicative of the incentive payment that each participant would expect to receive on the basis of our strong performance and the strong individual performance by our senior vice presidents and vice presidents reporting to our named executive officers.

Prior to 2011, our cash bonus plan was structured predominantly to reward the achievement of specified operating income goals.  In February 2011, upon the recommendation of the Compensation Committee, the Board approved our 2011 cash bonus plan for certain executive officers and key management employees (the “2011 Bonus Plan”).  In establishing the target bonus amounts and performance criteria under the 2011 Bonus Plan, the Board determined to expand the Company-wide objectives under the plan to include certain non-finance related goals.  The Board made this determination in order to incentivize our executive officers and key management employees to achieve improvements in certain additional areas deemed to be important to the continued success of the Company.

Under the 2011 Bonus Plan, the goals and objectives are framed in the following five pillars: People, Service, Quality, Finance and Growth.  For each of the named executive officers, each goal and objective was weighted based upon the cumulative weighting percentage set forth below for each pillar.  The Finance pillar was the pillar with the highest weighted percentage, and the sole performance goal within such pillar was the achievement of 2011 IBIT of $35 million.  Each of the remaining pillars includes multiple performance goals, with the People pillar measuring employee engagement and wellness, the Service pillar measuring customer service, the Quality pillar measuring quality of care provided to our customers and the Growth pillar measuring customer and medical center growth.  The weighting percentages for all five pillars add up to a total of 95%, with the remaining 5% being reserved for the Chief Executive Officer’s recommendation and the Compensation Committee’s consideration.

Pillar	Weighting Percentage
People	5%
Service	10%
Quality	10%
Finance	50%
Growth	20%

Pursuant to the 2011 Bonus Plan, each goal and objective is scored on a scale of 1-to-5, with 3 being the target goal.  To score the results for a named executive officer, the points earned for each goal are multiplied by the weighting percentage for that goal.  The resulting numbers are added together for all of the goals, producing a number between 0 and 5.  For any bonus to be paid to a named executive officer under the 2011 Bonus Plan, such named executive officer must score a number higher than a “1” (the “Threshold Goal”).  Provided the Threshold Goal is satisfied, the named executive officer shall receive some level of bonus.  The bonus earned is calculated based on the following scale:

Score	Percentage of Target Bonus
1	0%
2	30%
3	100%
4	150%
5	200%

Each of the named executive officers is entitled to receive a bonus (the “Target Bonus”) equal to the percentage of their respective base salary set forth below.  For each named executive officer, the Target Bonus percentage for 2011 was the same as the target bonus percentage for 2010.

Title	Percentage of Base Salary at Target
Chief Executive Officer	70%
Chief Financial Officer	50%
President and Chief Operating Officer	50%
General Counsel	40%

Bonus percentages are scaled ratably between whole digit scores.  By way of example, if the Chief Financial Officer scores a combined 3.18 for all goals, the total percentage of the Target Bonus would be 100% (the amount payable for achievement of an overall score of 3) plus 9% (the amount payable for the portion of such score that is not a whole digit, calculated by multiplying such portion by the difference between the amount payable for the scores immediately above and below such partial score or, in the current example, .18 X (150-100) = 9).  The bonus award would be 109% of the Target Bonus, which in the case of the Chief Financial Officer is 50% of his salary.

Each of our named executive officers (other than Ms. Rosello, who did not participate in the 2011 Bonus Plan) achieved a score of 4.39 under the 2011 Bonus Plan based on achievement of 2011 IBIT of $39.6 million (against our target goal of $35 million) and scores assigned by the Compensation Committee on the other pillars.  The amount of cash incentive compensation earned by our named executive officers (other than Ms. Rosello) in 2011 under the 2011 Bonus Plan is set forth in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.  These amounts were paid in March 2012 and were included in our results of operations for the year ended December 31, 2011.

Equity Compensation

Long Term Incentive Program

Prior to 2007, the primary form of equity compensation that we had awarded consisted of non-qualified stock options, which we believe provided a strong motivation to our executives to continue to seek growth in our business.  In 2007, we began utilizing restricted stock grants in addition to option grants.  Grants of restricted stock are increasingly becoming a trend in our industry and we believe that this type of award provides an equally motivating form of incentive compensation while permitting us to issue fewer shares, thereby reducing potential dilution of our shareholders.

On February 28, 2011, our Board, based upon the recommendation of the Compensation Committee, approved the terms and conditions of our Long Term Incentive Award Program (the “LTI Program”) for 2011.  Subject to the general terms and conditions of our Omnibus Equity Compensation Plan (the “Omnibus Plan”), the LTI Program grants varying amounts of stock options and restricted shares of Common Stock (the “Equity Award”) to various executives and employees (the “Plan Participants”).

Each year, the Compensation Committee assigns each of the Plan Participants an equity incentive award amount expressed as a percentage of the participant’s annual base salary for the subject year (the “Equity Percentage”).  In setting this Equity Percentage for executives, in addition to competitive market information, the Compensation Committee considers our operating results and performance, the individual executive’s performance against the individual’s objectives, the percentage of overall share usage attributed to executives and the total number of shares subject to grants relative to our equity capital structure.  The Compensation Committee does not place particular emphasis on any one factor but rather analyzes the appropriateness of awarding long-term equity compensation in light of all of these considerations.  The following table sets forth the Equity Percentage for 2011 for each of our named executive officers (except for Ms. Rosello, who did not participate in the LTI Program in 2011).

Name	Percentage of Base Salary
Michel M. Earley	100%
Jose A. Guethon, M.D.	80%
Robert J. Sabo	80%
Roberto L. Palenzuela	50%

For our Chief Executive Officer, the equity award percentage for 2011 was same as the equity award percentage for 2010.  For each named executive officer other than our Chief Executive Officer, the equity award percentage for 2011 was 10 percentage points higher than the equity award percentage for 2010.

Pursuant to the LTI Program, the Equity Awards for 2011 were paid to the executive officers referenced above in February 2011 and were paid approximately 40% in stock options and approximately 60% in restricted shares of Common Stock.  The stock price used to calculate the Equity Award of each executive officer is the average closing price of our Common Stock for the 30 trading days immediately preceding February 1 (the “Market Price”).  Restricted shares are valued at 100% of the Market Price and stock options are valued at 33% of the Market Price.  In prior years, awards under the LTI Program were paid approximately 60% in stock options and approximately 40% in restricted shares of Common Stock.  Based on a report prepared by Mercer, the equity compensation policies of other public companies as observed by various members of the Compensation Committee and changes in the accounting treatment of stock options, the Compensation Committee recommended to our Board of Directors that the relative percentage of each Equity Award paid in restricted shares relative to stock options should be changed from 40%:60% to 60%:40%.  The Board of Directors approved such change in 2011 to better reflect current equity compensation trends and assists the Company to provide an overall mix of compensation and compensation incentives that are viewed to be in the Company’s best interest.

Options and restricted shares of Common Stock are generally granted pursuant to our Omnibus Plan.  Both our stock options and restricted stock granted to our employees generally vest ratably on an annual basis over a four-year service period and expire after a ten-year term.  The exercise price for option grants is based on the closing price of our Common Stock on the NYSE on the grant date.  Stock options only have compensatory value if the market price of the Common Stock increases after the grant date.

One Time Equity Grant in 2011

In September 2011, upon the recommendation of the Compensation Committee, the Board of Directors approved a special one-time equity grant to certain executive officers and employees of the Company, including each of the named executive officers, of 12,000 restricted shares of common stock.  Such restricted shares were awarded in recognition of such officers’ and employees’ individual and collective contributions to the successful completion of the Continucare acquisition and as an additional incentive for such officers and employees to successfully integrate our and Continucare’s businesses following the acquisition.  The grants were conditioned on, and effective as of, the closing of the Continucare acquisition, vest in four equal annual installments beginning on October 4, 2012 and will expire on October 4, 2022.

2011 Compensation Paid to Gemma Rosello, President - Continucare Corporation

Gemma Rosello has served as our President — Continucare Corporation since the closing of the Continucare acquisition on October 4, 2011.  Prior to the commencement of her employment with us, Ms. Rosello’s annual salary for 2011 was set at $300,000, to be prorated based on the number of days from the closing of the Continucare acquisition on October 4, 2011 through December 31, 2011.  As Ms. Rosello’s employment with us commenced after the approval of the 2011 Bonus Plan and the terms and conditions of the LTI Program for 2011, Ms. Rosello did not participate in either the 2011 Bonus Plan or the LTI Program in 2011.  However, in order to compensate Ms. Rosello for her service to Continucare for the period from June 30, 2011 (the end of Continucare’s 2011 fiscal year) through December 31, 2011, in February 2012 the Board of Directors approved the payment to Ms. Rosello of a cash bonus of $125,000, based on the amount that Ms. Rosello would have been entitled to receive for such period under Continucare’s pre-existing annual cash incentive program.  Commencing in 2012, Ms. Rosello will be eligible to participate in our cash bonus plan and LTI Program.

Severance Benefits and Change in Control Payments

Pursuant to our employment agreements with our named executive officers, each named executive officer (other than Ms. Rosello, who is not party to an employment agreement with us) is entitled to receive certain severance payments upon his death, disability, termination without cause, resignation for good reason and upon a change in control of the Company.  These benefits are designed to promote stability and continuity of senior management as well as to recognize the potential difficulty for such individuals to locate comparable employment within a short period of time.  In addition, upon a change in control, the vesting period of any restricted shares of Common Stock that have been issued to Ms. Rosello but have not yet vested as of such date will be accelerated as of the effective date of such change of control.  Information regarding applicable payments under such agreements for the named executive officers is provided under the heading “Potential Payments Upon Termination or Change-In-Control.”

Retirement Plan

The Metropolitan Health Networks 401(k) Plan (the “401(k) Plan”) is a tax qualified employee savings and retirement plan covering our eligible employees, including our named executive officers.  At our discretion, we may make a matching contribution and a non-elective contribution to the 401(k) Plan.  The rights of the participants in the 401(k) Plan to our contributions do not fully vest until such time as the participant has been employed by us for five years (three years for existing employees as of December 31, 2011).  In 2011, we made matching contributions to our named executive officers (other than Ms. Rosello) of up to $8,250.  The Board determined to increase the requisite employment period for the vesting of matching contributions under the 401(k) Plan to assist in the retention of participating employees.

“Clawback” policy

Effective January 2010, our Board adopted a policy regarding the recoupment of equity compensation and grants of cash bonuses or other cash incentive compensation.  This policy applies to all grants (subsequent to the date of adoption of such policy) to directors, executive officers and employees of the Company and any of our wholly owned subsidiaries.  Under the policy, if we are required to prepare an accounting restatement due to the material noncompliance with any financial reporting requirement under the U.S. federal securities laws as a result of an applicable person’s intentional misconduct or gross negligence (as determined by all disinterested members of the Board), such applicable person will be required to (i) forfeit any equity awards granted during the three month period prior to and the nine month period following the first public issuance or filing with the SEC of the financial document embodying the financial report requiring restatement; (ii) pay us any profits realized from the sale of shares subject to and/or underlying such equity awards during the applicable period; (iii) pay us the aggregate value of any shares underlying such equity awards that were transferred other than for value during the applicable period; (iv) with respect to any stock acquired upon the exercise of options and not otherwise sold or transferred during the applicable period, pay us the difference between the exercise price paid and the aggregate value of the shares; and/or (v) reimburse us for any cash bonus or other cash incentive award granted during the applicable period.

Accounting and Tax Considerations

The Company considers tax and accounting implications in determining all elements of its compensation programs.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a deduction to any publicly held corporation for compensation (other than qualified performance-based compensation) exceeding $1,000,000 paid in a taxable year to the CEO or any one of its other named executive officers.  The Compensation Committee considers the impact of this deductibility limit on the compensation that it intends to award, and attempts to structure compensation such that it is deductible whenever possible and appropriate.  For example, the Company’s annual performance-based cash Bonus Plan is intended to satisfy the qualified performance-based compensation requirements of Code Section 162(m).

Perquisites and Other Benefits

We provide our named executive officers with perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain talented employees for key positions.  We periodically review the levels of perquisites and other personal benefits provided to named executive officers.

The named executive officers are each provided automobile allowances and mobile phone allowances.  We believe these allowances enable our executives to be available to customers and employees at all times.

The named executive officers also participate in our medical, dental and life insurance plans to the same extent as our other employees.  Upon relocation, key executive officers may receive, at the discretion of the Board, a relocation allowance in amounts individually negotiated at the time of relocation.

Stock Ownership Guidelines

In 2007, our Board adopted stock ownership guidelines for our senior executives, including our named executive officers, and for non-employee members of our Board.  The Compensation Committee monitors progress under these guidelines annually.  Although we expect each senior executive and director to make annual progress towards his or her target, each senior executive and non-employee member of our Board of Directors will have five years from the earlier of (a) the date he or she becomes a senior executive or non-employee director and (b) the date the guidelines were adopted to meet his or her target.  If an executive is promoted and the target is increased, an additional five-year period will be provided to meet the increase in the target attributable to the promotion.  Targets for our executives increase with rank in the organization and are based upon multiples of base salary.  Shares counted toward the guidelines include:

●	shares of Common Stock owned outright by the senior executive or director or his or her immediate family members residing in the same household;

●	shares of Common Stock owned jointly by the senior executive or director with a spouse or children;

●	shares of Common Stock held in trust for the benefit of the senior executive or director;

●	restricted shares of Common Stock owned by the senior executive or director, whether or not vested;

●	shares of Common Stock held in our 401(k) Plan for the benefit of the executive or director; and

●	shares of Common Stock acquired by the senior executive or director upon stock option exercises.

Based upon the recommendations of the Compensation Committee, in February 2012 the Board of Directors approved an amendment and restatement of the stock ownership guidelines to, among other things, (1) require recalculation of each officer’s and director’s target amount once every 5 years in order to reflect changes in salary and changes to the Company’s stock price and (2) provide an exception to the holding period requirements for stock option and restricted stock awards to (a) permit the sale of Common Stock to the extent necessary to satisfy any tax obligations associated with the vesting of restricted stock or the exercise of stock options and (b) permit sales of shares of Common Stock obtained upon the vesting of restricted stock or the exercise of stock options for so long as, after giving effect to such sale, the selling officer or director would hold shares of Common Stock with a value equal to such executive officer’s or director’s required stock ownership amount. A copy of the stock ownership guidelines is available on the corporate governance section of our website at www.metropolitanhealthnetworks.com.

Material Changes since December 31, 2011

As described under the heading “Use of Compensation Consultants,” based on the recommendation of Mercer, the Company’s 2012 compensation consultant, and our Chief Executive Officer, our Compensation Committee has recommended to the Board and the Board has adopted the following compensation programs for our named executive officers for 2012:

2012 Long Term Incentive Award Program

On January 17, 2012, upon the recommendation of the Compensation Committee, the Board increased the Equity Percentages to be paid to certain of the Company’s senior executives in 2012 under the Company’s LTI Program.  In March 2012, management recommended to the Compensation Committee the Equity Percentages to be approved for the Company’s non-executive employees for 2012 under the LTI Program (the “Management Recommendation”).  The Management Recommendation provided for awards to be granted to more employees (namely Continucare employees) than was contemplated in January 2012, before the Company’s financial results for 2011 were known.  In an effort to reward and continue to incentivize the Company’s employees without increasing the size of the equity incentive pool for 2012, each of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer offered to defer until 2013 a portion of the increase to his Equity Percentage approved in January 2012 (the “Executive Equity Percentage Revision”).  On March 4, 2012, upon the recommendation of the Compensation Committee, the Board approved the Management Recommendation, including the offered Executive Equity Percentage Revision.

The following table sets forth the Equity Percentages originally approved for each of the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer on January 17, 2012, as well as the revised Equity Percentages approved for such executives on March 4, 2012 as described above.

Name and Title	2011 Equity Percentage	2012 Equity Percentage (Original)	2012 Equity Percentage (Revised)
Michael Earley Chairman and Chief Executive Officer	100%	150%	125%
Jose Guethon, M.D. President and Chief Operating Officer	80%	100%	90%
Robert J. Sabo Chief Financial Officer	80%	100%	90%
Gemma Rosello, President - Continucare Corporation	N/A	75%	75%
Roberto L. Palenzuela General Counsel and Secretary	50%	50%	50%

The 2012 LTI Program Equity Awards were granted to the named executive officers on March 4, 2012.

2012 Base Salaries

On January 17, 2012, our Board, upon the recommendation of the Compensation Committee, fixed the 2012 base salaries of our named executive officers, as set forth below:

Name	2012 Base Salary	Percentage Increase Over 2011 Base Salary
Michel M. Earley	$460,000	13.58%
Jose A. Guethon, M.D.	$410,000	10.51%
Robert J. Sabo	$330,000	14.58%
Gemma Rosello	$300,000	--
Roberto L. Palenzuela	$270,000	12.50%

2012 Cash Incentive Compensation Plan

On January 17, 2012, upon the recommendation of the Compensation Committee, the Board established the target bonus amounts and the performance criteria applicable to our 2012 cash bonus plan for certain executive officers and key management employees (the “2012 Bonus Plan”).  Each of the named executive officers is eligible to participate in the Bonus Plan subject to his employment with the Company as of December 31, 2012.

The target award level for each named executive officer under the 2012 Bonus Plan, expressed as a percentage of his respective base salary, is set forth in the table below.  The actual amount (if any) payable to a named executive officer or other participant under the 2012 Bonus Plan shall be an amount equal to between 0% and 200% of his or her target award level, based on such named executive officer’s or participant’s achievement of between 0% to 200% of his or her goals and objectives under the 2012 Bonus Plan.  The achievement and payment of cash bonus awards under the 2012 Bonus Plan is subject to the remaining terms and conditions of the 2012 Bonus Plan, which are materially consistent with the terms and conditions of the 2011 Bonus Plan described above.

Name and Title	Target Award Level
Michael Earley Chairman and Chief Executive Officer	100%
Jose Guethon, M.D. President and Chief Operating Officer	80%
Robert J. Sabo Chief Financial Officer	70%
Gemma Rosello, President - Continucare Corporation	60%
Roberto L. Palenzuela General Counsel and Secretary	50%

Bonuses under the 2012 Bonus Plan are anticipated to be paid once we complete the audit of our financial statements for the fiscal year ending December 31, 2012.

Consideration of Results of 2011 Advisory Vote to Approve Executive Compensation

At our 2011 annual meeting of shareholders, we provided our shareholders the opportunity to vote to approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for our 2011 Annual Meeting of Shareholders.  At the 2011 annual meeting, our shareholders overwhelmingly approved the compensation of the Company’s named executive officers, with 28,981,944 shares voted in favor of approving such compensation, 459,810 shares voted against and 156,677 shares abstaining.  7,999,007 held by brokers were not voted with respect to this proposal.  As the shareholder advisory vote was held after the Compensation Committee and the Board had determined the compensation to be paid to the Company’s named executive officers for 2011, the Compensation Committee and the Board did not take such results into account in determining executive compensation for 2011.  However, in determining and deciding on executive compensation for fiscal year 2012, our Compensation Committee took into account the results of the 2011 shareholder advisory vote to approve executive compensation, particularly the strong support expressed by the Company’s shareholders, as one of many factors considered in deciding that the Company’s compensation policies and procedures for 2012 should largely remain consistent with our policies and procedures in prior years.

Compensation Committee Report

The Compensation Committee Report required by Item 407(e)(5) of Regulation S-K is included in Item 11 of Amendment Number 1 to our Annual Report on Form 10-K, as filed with the SEC on March 21, 2012.

Compensation of Named Executive Officers

Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2011, 2010 and 2009.

			Stock	Option	Non-Equity Incentive Plan	All Other
Name and Principal		Salary		Awards	Compensation	Compensation
Position	Year	($)	($)(1)	($) (1)	($)	($) (2)	Total ($)

Michael M. Earley,	2011	405,000	317,392	190,579	480,533	35,914	1,429,418
Chairman and	2010	386,250	219,792	239,270	675,938	21,048	1,542,298
Chief Executive Officer	2009	375,000	163,296	175,317	181,725	34,143	929,481
Jose A. Guethon,	2011	371,000	246,820	139,722	314,423	18,774	1,090,739
President and	2010	346,080	454,802	117,878	432,600	16,037	1,367,397
Chief Operating Officer	2009	336,000	102,384	109,979	116,304	15,987	680,654
Robert J. Sabo,	2011	288,000	204,076	108,495	244,080	20,079	864,730
Chief Financial Officer	2010	278,100	365,462	94,735	347,625	18,890	1,104,812
	2009	270,000	82,296	88,354	93,459	22,005	556,114
Gemma Rosello,	2011 (3)	75,000	54,480	—	125,000	3,390	257,870
President - Continucare Corporation
Roberto L. Palenzuela,	2011	240,000	132,510	56,389	162,720	30,312	621,931
General Counsel and Secretary	2010	231,750	273,272	45,071	231,750	25,187	807,030
	2009	225,000	39,204	42,090	62,306	28,022	396,622

____________

(1)
The amounts reported represent the aggregate grant date fair values of the restricted shares and stock options computed in accordance with ASC Topic 718.  For a discussion of the ssumptions and methodologies used to calculate the amounts referred to above, please see Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.  Further information regarding the 2011 awards is included in the “2011 Grants of Plan-Based Awards” and “2011 Outstanding Equity Awards at Fiscal Year-End” tables below.

(2)	“All Other Compensation” in each of 2011, 2010 and 2009 for each of the named executive officers is comprised of the following components:

Fiscal Year 2011:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Payout of Accrued Vacation ($)	Total ($)
Michael M. Earley	7,963	3,000	1,124	8,250	15,577	35,914
Jose A. Guethon	7,600	1,800	1,124	8,250	—	18,774
Robert J. Sabo	9,396	1,309	1,124	8,250	—	20,079
Gemma Rosello	2,400	750	240	—	—	3,390
Roberto L. Palenzuela	7,600	1,800	1,124	8,250	11,538	30,312

Fiscal Year 2010:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Payout of Accrued Vacation ($)	Total ($)
Michael M. Earley	9,574	3,000	1,124	7,350	—	21,048
Jose A. Guethon	6,363	1,200	1,124	7,350	—	16,037
Robert J. Sabo	9,600	816	1,124	7,350	—	18,890
Roberto L. Palenzuela	6,600	1,200	1,124	7,350	8,913	25,187

Fiscal Year 2009:

	Automobile Allowance ($)	Cellular Phone Allowance ($)	Long-Tem Disability/Life Insurance Premiums ($)	401(k) Matching Amounts ($)	Payout of Accrued Vacation ($)	Total ($)
Michael M. Earley	10,200	3,000	1,155	8,250	11,538	34,143
Jose A. Guethon	6,600	1,200	1,155	7,032	—	15,987
Robert J. Sabo	9,600	3,000	1,155	8,250	—	22,005
Roberto L. Palenzuela	6,600	1,200	1,155	8,250	10,817	28,022

(3)	Ms. Rosello’s compensation is only included from October 4, 2011, the commencement date of Ms Rosello’s employment with us.

Grants of Plan Based Awards

The following table summarizes awards granted under our executive bonus plan and equity based awards to our named executive officers in 2011.

		Estimated Future Payouts Under				All Other		Grant
		Non-Equity Incentive Plan (1)			All Other	Option		Date Fair
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Stock Awards: Number of Shares of Stock (#)(2)	Awards: Number of Securities Underlying Options (#)(3)	Exercise Price of Option Awards ($/sh)	Value of Stock and Option Awards ($)(4)
Michael M. Earley	2/28/2011	85,050	283,500	567,000	52,900	106,800	$4.97	453,491
	10/4/2011	—	—	—	12,000	—	—	54,480
Jose A. Guethon	2/28/2011	55,650	185,500	371,000	38,700	78,300	$4.97	332,062
	10/4/2011	—	—	—	12,000	—	—	54,480
Robert J. Sabo	2/28/2011	43,200	144,000	288,000	30,100	60,800	$4.97	258,091
	10/4/2011	—	—	—	12,000	—	—	54,480
Gemma Rosello	10/4/2011	—	—	—	12,000	—	—	54,480
Roberto L. Palenzuela	2/28/2011	28,800	96,000	192,000	15,700	31,600	$4.97	134,419
	10/4/2011	—	—	—	12,000	—	—	54,480

(1)
The amounts set forth in these columns reflect the annual cash incentive compensation amounts that potentially could have been earned during 2011 based upon the achievement of performance goals under our 2011 Bonus Plan.  The amounts of annual cash incentive compensation earned in 2011 by our named executives under our 2011 Bonus Plan have been determined and were paid in March 2012.  The amounts paid are included in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table.

(2)
Each of the restricted stock awards granted on February 28, 2011 and October 4, 2011, and listed in this column vested or are scheduled to vest annually in four equal installments beginning on February 28, 2012 and October 4, 2012, respectively.

(3)	Each of the option awards listed in this column vested or is scheduled to vest annually in four equal installments beginning on February 28, 2012.

(4)
Reflects the grant date fair values for the restricted shares and options issued during the applicable year computed in accordance with FASB ASC Topic 718.  The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 16 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Base Salaries

Base salaries paid to our named executive officers are set forth in the 2011 Summary Compensation Table.  For 2011, base salaries paid to our named executive officers accounted for the following percentages of their total compensation: Mr. Earley (28.3%), Dr. Guethon (34.0%), Mr. Sabo (33.3%), Ms. Rosello (29.1%) and Mr. Palenzuela (38.6%).

Non-equity Incentive Plan Compensation

Except with respect to Ms. Rosello, the non-equity incentive plan compensation set forth in the table above reflects annual cash incentive compensation under our 2011 Bonus Plan.  Annual cash incentive compensation is earned based upon a formula that takes into account our attainment of certain performance goals and the achievement by each named executive officer of certain individual objectives.  The components of the executive bonus plan are discussed in greater detail under the heading “Compensation Discussion & Analysis.”  With respect to Ms. Rosello, the non-equity incentive plan compensation set forth in the table above reflects the amount paid to Ms. Rosello for the period from June 30, 2011 (the end of Continucare’s 2011 fiscal year) through December 31, 2011, based on the amount that Ms. Rosello would have been entitled to receive for such period under Continucare’s pre-existing annual cash incentive program.

Amounts paid to our named executives under the executive bonus plan are set forth in the 2011 Summary Compensation Table.  Payments to our named executive officers pursuant to the 2011 Bonus Plan accounted for the following percentages of their total compensation: Mr. Earley (33.6%), Dr. Guethon (28.8%), Mr. Sabo (28.2%) and Mr. Palenzuela (26.2%).

Restricted Stock

We grant restricted stock pursuant to our Omnibus Plan.  Our restricted stock grants generally vest at the rate of one-fourth per year.  Restricted stock is not transferable other than by will or the laws of descent and distribution.

Stock Options

We grant stock options pursuant to our Omnibus Plan.  The option exercise price is equal to the closing price of our Common Stock on the NYSE on the grant date.  Our stock option grants generally vest at the rate of one-fourth per year and have a term of ten years.  Stock options are not transferable other than by will or the laws of descent and distribution.

Employment Agreements

We are party to an amended and restated employment agreement, effective as of April 26, 2010 (the “2010 Amended Employment Agreement”), with Mr. Earley, our Chairman of the Board and Chief Executive Officer.  We are also a party to an employment agreement, effective as of November 16, 2006, as amended effective December 22, 2008, with Mr. Sabo, our Chief Financial Officer, and an amended and restated employment agreement, effective as of January 3, 2005, as amended effective December 22, 2008, with Mr. Palenzuela.  Dr. Guethon, our President and Chief Operating Officer, entered into an employment agreement with Metcare of Florida, Inc., our wholly owned subsidiary, which agreement was amended effective December 22, 2008.  The foregoing employment agreements, together with the 2010 Amended Employment Agreement with Mr. Earley, are collectively referred to herein as the “NEO Employment Agreements.”

Each of the NEO Employment Agreements has an initial term of one year and is automatically renewable for successive one-year terms, unless terminated in accordance with the terms of the respective NEO Employment Agreements.  Each of the NEO Employment Agreements provides for an annual base salary to be reviewed annually, and our Board of Directors may, in its sole discretion, increase a named executive officer’s salary and award bonuses and options at any time.  The employment agreements with Mr. Earley and Mr. Sabo provide for an automobile allowance in the amount of $850 and $800 per month, respectively, a telephone allowance in the amount of $250 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The employment agreement with Mr. Palenzuela provides for an automobile allowance in the amount of $500 per month, a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  The employment agreement with Dr. Guethon provides for a telephone allowance in the amount of $100 per month, vacation, participation in all benefit plans offered by us to our executives and the reimbursement of reasonable business expenses.  Dr. Guethon also receives an automobile allowance.  Effective September 1, 2011, the automobile and telephone allowances for each of our named executive officers serving at such time were adjusted so that each such officer would receive an automobile allowance of $800 per month and a telephone allowance of $250 per month.

The NEO Employment Agreements also contain non-disclosure, non-solicitation and non-compete restrictions.  The non-solicitation and non-compete restrictions survive for a period of two years and one year, respectively, following the date of termination of a named executive officer’s employment with us.  Either party to an NEO Employment Agreement may terminate the applicable named executive officer’s employment with us at any time.

In the event that any one of Mr. Earley, Dr. Guethon, Mr. Sabo or Mr. Palenzuela (i) is terminated by us without cause, (ii) dies or becomes disabled, (iii) terminates his or her employment because he or she has been assigned duties inconsistent with his or her position or because his or her duties and responsibilities have been diminished or because of our breach of the agreement or because he or she has been reassigned to a location outside of the area for which he or she was hired, he or she will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days and payment of his or her then annual base salary and benefits for a period of one year following the termination.

If there is a change of control of the Company (as such term is defined in the NEO Employment Agreements), each of Mr. Earley, Dr. Guethon, Mr. Sabo and Mr. Palenzuela will be entitled to reimbursement of all unreimbursed expenses incurred prior to the date of termination, payment of unused vacation days, a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers under the heading “Compensation Discussion & Analysis.”

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding outstanding equity awards held by our named executive officers as of December 31, 2011.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(#)		Market Value of Shares of Stock That Have Not Yet Vested (22)
Michael M. Earley	400,000	-0-		$1.83	11/05/14
	150,000	-0-		$1.66	08/06/17
	144,600	48,200	(1)	$2.31	02/11/18
	151,200	151,200	(2)	$1.62	02/05/19
	54,200	162,600	(3)	$3.04	04/26/20
	-0-	106,800	(4)	$4.97	02/28/21
						185,600	(5)	$1,386,432
Jose A. Guethon	25,000	-0-		$1.66	08/06/17
	28,800	28,800	(6)	$2.31	02/11/18
	47,425	94,850	(7)	$1.62	02/05/19
	34,000	102,000	(8)	$2.40	02/24/20
	-0-	78,300	(9)	$4.97	02/28/21
						242,270	(10)	$1,809,757
Robert J. Sabo	24,300	24,300	(11)	$2.31	02/11/18
	38,100	76,200	(12)	$1.62	02/05/19
	27,325	81,975	(13)	$2.40	02/24/20
	-0-	60,800	(14)	$4.97	02/28/21
						201,432	(15)	$1,504,698
Gemma Rosello	-0-	-0-		--	--	12,000	(16)	$89,640
Roberto L. Palenzuela	8,750	-0-		$1.66	08/06/17
	11,575	11,575	(17)	$2.31	02/11/18
	18,150	36,300	(18)	$1.62	02/05/19
	13,000	39,000	(19)	$2.40	02/24/20
	-0-	31,600	(20)	$4.97	02/28/21
						134,568	(21)	$1,005,226
_____________

(1)	48,200 options vested on February 11, 2012.

(2)	75,600 options vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013.

(3)	54,200 options vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014.

(4)	26,700 options vested or are scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(5)
Includes (i) 16,075 restricted shares of Common Stock that vested on February 11, 2012, (ii) 25,200 restricted shares of Common Stock that vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013, (iii) 18,075 restricted shares of Common Stock that vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014; (iv) 13,225 restricted shares of Common Stock scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015 and (v) 3,000 restricted shares of Common Stock that are scheduled to vest on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015.

(6)	28,800 options vested on February 11, 2012.

(7)	47,425 options vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013.

(8)	34,000 options vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014.

(9)	19,575 options vested or are scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(10)
Includes (i) 9,600 restricted shares of Common Stock that vested on February 11, 2012, (ii) 15,800 restricted shares of Common Stock that vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013, (iii) 38,798 restricted shares of Common Stock that vested or are scheduled to vest on each of January 26, 2012 and January 26, 2013, and 38,799 restricted shares of Common Stock that are scheduled to vest on January 26, 2014, (iv) 11,325 restricted shares of Common Stock that vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014, (v) 9,675 restricted shares of Common Stock scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015 and (vi) 3,000 restricted shares of Common Stock that are scheduled to vest on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015.

(11)	24,300 options vested on February 11, 2012.

(12)	38,100 options vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013.

(13)	27,325 options vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014.

(14)	15,200 options vested or are scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(15)
Includes (i) 13,100 restricted shares of Common Stock that vested on February 11, 2012, (ii) 12,700 restricted shares of Common Stock that vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013, (iii) 31,177 restricted shares of Common Stock that vested or are scheduled to vest on each of January 26, 2012 and January 26, 2013 and 31,178 restricted shares of Common Stock that are scheduled to vest on January 26, 2014, (iv) 9,100 restricted shares of Common Stock that vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014, (v) 7,525 restricted shares of Common Stock scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015 and (vi) 3,000 restricted shares of Common Stock that are scheduled to vest on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015.

(16)	Includes 3,000 restricted shares of Common Stock that are scheduled to vest on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015.

(17)	11,575 options vested on February 11, 2012.

(18)	18,150 options vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013.

(19)	13,000 options vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014.

(20)	7,900 options vested or are scheduled to vest on each of February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015.

(21)
Includes (i) 3,850 restricted shares of Common Stock that vested on February 11, 2012, (ii) 6,050 restricted shares of Common Stock that vested or are scheduled to vest on each of February 5, 2012 and February 5, 2013, (iii) 25,981 restricted shares of Common Stock that vested or are scheduled to vest on each of January 26, 2012, January 26, 2013 and January 26, 2014, (iv) 4,325 restricted shares of Common Stock that vested or are scheduled to vest on each of February 24, 2012, February 24, 2013 and February 24, 2014, (v) 3,925 restricted shares of Common Stock that vested or are scheduled to vest on February 28, 2012, February 28, 2013, February 28, 2014 and February 28, 2015 and (vi) 3,000 restricted shares of Common Stock that are scheduled to vest on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015.

(22)	Market value was determined by multiplying the number of shares of stock by $7.47, the closing price of our Common Stock on the last trading day of the year ended December 31, 2011.

2011 Option Exercises and Restricted Stock Vested

The following table sets forth information regarding the number and value of stock options exercised or transferred for value and the number and value of restricted shares of our Common Stock vested during 2011 for each of our named executive officers.

	STOCK AWARDS
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Michael M. Earley	71,850	$344,229
Jose A. Guethon	83,023	$394,998
Robert J. Sabo	71,077	$337,461
Gemma Rosello	—	—
Roberto L. Palenzuela	43,206	$205,152

Pension Benefits

We do not have any plans that provide for payments or other benefits at, following or in connection with the retirement of our employees, including our named executive officers.

Nonqualified Defined Contribution an Other Nonqualified Deferred Compensation Plans

We do not have any defined contribution or plans that provide for the deferral of compensation on a basis that is not tax-qualified.

Potential Payments Upon Termination or Change-In-Control

The tables below reflect the amount of compensation payable to each of the named executive officers in the event of termination of such officer’s employment.  The amount of compensation payable to each officer pursuant to his employment agreement (i) upon termination for cause or resignation without good reason, (ii) upon termination without cause or resignation for good reason, (iii) in the event of disability or death of the executive and (iv) upon termination following a change of control is shown below.  The amounts shown assume that such termination was effective as of December 31, 2011, and thus include amounts earned through such time and are estimates of the amounts that would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation from us.

Payments Made Upon Termination For Cause or Resignation Without Good Reason

In the event a named executive officer (other than Ms. Rosello, who is not party to an employment agreement with us) is terminated for cause or resigns his employment without good reason, we are required pursuant to the NEO Employment Agreements to:

●	pay the executive any unpaid base salary earned through the date of termination or resignation; and

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation.

Under the NEO Employment Agreements, “cause” is defined to include (i) an action or omission of the executive that constitutes a willful and material breach of, or failure or refusal (other than by reason of disability) to perform his or her duties under the employment agreement, which is not cured within 15 days after notice thereof, (ii) fraud, embezzlement, misappropriation of funds or breach of trust in connection with his or her services under the employment agreement, (iii) conviction of a felony or any other crime that involves dishonesty or a breach of trust or (iv) gross negligence in connection with the performance of the executive’s duties under the employment agreement, which is not cured within 15 days after notice thereof.

Under the NEO Employment Agreements, “good reason” is defined to include (i) the assignment to the executive of any duties or responsibilities inconsistent in any respect with the executive’s position or a similar position in us or one of our subsidiaries, (ii) any other action by us that results in a substantial and compelling diminution of the executive’s position, authority, duties or responsibilities, excluding an isolated, insubstantial and inadvertent action not taken in bad faith that we remedy within 15 days of notice by the executive, (iii) our breach of certain provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not taken in bad faith which we remedy promptly after receipt of notice by the executive, (iv) our requiring the executive to be based at any office or location outside the area for which he or she was originally hired to work, except for travel reasonably required in the performance of his or her responsibilities.  Any good faith determination of “good reason” made by our Board is conclusive pursuant to the NEO Employment Agreements.

Upon an executive officer’s termination for cause or resignation without good reason, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination or resignation will generally remain exercisable for a period of up to three months, although our Compensation Committee has the right to cancel or suspend the option if the executive is terminated for cause or the Compensation Committee determines that the executive is competing or has competed with us.  Any unvested options granted pursuant to the Omnibus Plan will immediately terminate.

Payments Made Upon Termination Without Cause, Resignation For Good Reason, Death or Disability

In the event a named executive officer (other than Ms. Rosello, who is not party to an employment agreement with us) is terminated without cause, resigns his employment for good reason, dies or becomes disabled, we are required pursuant to the NEO Employment Agreements to:

●	pay the executive (or his estate, as applicable) any unpaid base salary earned through the date of termination or resignation;

●	continue to pay the executive’s base salary for a period of twelve months from the date of termination or resignation;

●
continue to allow the executive to participate in all benefit plans offered by us to our executives for a period of twelve months from the date of termination or resignation or, if participation in any such plan is not possible, pay the executive (or his estate, as applicable) cash equal to the value of the benefit that otherwise would have accrued for the executive’s benefit under such plan for the period during which such benefits could not be provided under the plan;

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

●	pay the executive (or his estate, as applicable) for any unused vacation days.

Pursuant to our compensation policy, unless otherwise decided by the Board, in order to be eligible for a bonus in respect of any fiscal year, it is anticipated that an executive must be employed by us as of the end of such year.  For our executives with employment agreements, which includes all of our named executive officers, unless otherwise decided by the Board, if such executive’s employment is terminated following the end of the calendar year to which a bonus relates but prior to the date bonuses are paid, the determination of whether such executive is entitled to receive his or her bonus for the prior calendar year will depend on whether, pursuant to the applicable employment agreement, we are required to pay the executive his or her base salary for any period following the termination of employment.  If we are required to continue to pay an executive’s base salary for any post-employment period, such executive will receive any bonus payable pursuant to our executive bonus plan contemporaneously with other members of our management team as if he continued to be employed by us.  If we are not required to continue to pay an executive’s base salary for any post-employment period, such executive will not receive any bonus with respect to the prior year.

Upon an executive officer’s resignation with good reason, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of resignation will generally remain exercisable for a period of up to three months and any unvested options granted pursuant to the Omnibus Plan will immediately terminate.  Any unvested restricted shares held by the executive as of the date of his resignation for good reason will automatically vest as of the resignation date.

Upon an executive officer’s termination without cause, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of up to three months.  Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for three months following the date of termination.  Any unvested restricted shares held by the executive as of the date of his termination without cause will automatically vest as of the termination date.

Upon an executive officer’s death or disability, any options granted to such executive pursuant to our Omnibus Plan and vested as of the date of termination will generally remain exercisable for a period of one year.  Any unvested options granted under the Omnibus Plan generally will become immediately exercisable and fully vested in accordance with their terms and exercisable for one year following the date of termination.  Any unvested restricted shares held by the executive as of the date of his death or disability will automatically vest as of the date of the executive’s termination of employment by the Company on account of death or disability.

Payments Made Upon Termination Following a Change in Control

In the event that following a “change in control” of the Company (as defined below), a named executive officer (other than Ms. Rosello, who is not party to an employment agreement with us) is terminated without cause or resigns for good reason within one year of the event causing the “change in control,” we are required pursuant to the NEO Employment Agreements to:

●	pay the executive any unpaid base salary earned through the date of termination or resignation;

●
pay the executive a single lump sum payment of an amount equal to his or her then annual base salary plus bonuses payable, the value of annual fringe benefits paid to him or her in the year preceding the year of termination, and the value of the portion of his or her benefits under any deferred compensation plan which are forfeited for reason of the termination;

●	reimburse the executive for reasonable business expenses incurred prior to the date of termination or resignation; and

●	pay the executive (or his estate, as applicable) for any unused vacation days.

A “change in control” will be deemed to occur pursuant to the NEO Employment Agreements in the event our shareholders approve (x) the sale of substantially all of our assets, (y) our liquidation or dissolution or (z) a merger or other similar transaction which would result in our shareholders prior to the transaction owning 50% or less of the combined voting power of the merged entity immediately following the transaction.  In addition, with certain exceptions, a “change of control” will be deemed to occur upon any person or group’s acquisition of more than 50% of our outstanding shares or voting power.

Under the provisions of the Omnibus Plan and our award agreements with our executives, upon a change in control of the Company, any outstanding unvested stock options and restricted shares will become immediately and automatically vested.

The following table shows amounts that would be payable upon each named executive officer’s termination (i) without cause, death or disability or (ii) following a change in control.  The amounts in the table assume that the listed officer left us effective December 31, 2011 and are based on the price per share of our Common Stock on the last trading day of the year ended December 31, 2011 of $7.47.  Amounts actually received should any of the listed officers cease to be employed will vary based on factors such as the timing during the year of any such event, our stock price and any changes to our benefit arrangements and policies.

Name	Severance Amount ($)	Early Vesting of Stock Option ($)	Early Vesting of Restricted Stock ($)	Continuation of Benefits ($)	Unused Vacation Days ($)	Total ($)
Michael M. Earley	885,533	2,120,550	1,386,432	7,230	12,711	4,412,456
Jose A. Guethon	685,423	1,416,371	1,809,757	7,572	17,929	3,937,051
Robert J. Sabo	532,080	1,138,771	1,504,697	11,996	74,116	3,261,660
Gemma Rosello	—	—	89,640	—	9,237	98,877
Roberto L. Palenzuela	402,720	548,812	1,005,223	21,181	1,652	1,979,588

Risk Assessment of Compensation Policies and Practices

We have assessed the compensation policies and practices for our employees and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP

Security Ownership of Directors and Executive Officers

The following table sets forth the beneficial ownership of our Common Stock as of April 23, 2012, for each of (1) our directors, (2) our named executive officers and (3) all of our directors and executive officers as a group.

Name	Common Stock (#)		Options Currently Exercisable or Exercisable within 60 days for Shares of Common Stock		Total Common Stock and Common Stock Based Holdings (1) (2)	Percentage of Class (1) (2)

Michael M. Earley	513,695	(3)	1,104,700	(4)	1,618,395	3.7%

Jose A. Guethon, M.D.	307,990	(5)	265,025	(6)	573,015	1.3%

Robert J. Sabo	296,370	(7)	194,650	(8)	491,020	1.1%

Gemma Rosello	82,967	(9)	-0-	(10)	82,967	*

Roberto L. Palenzuela	163,378	(11)	102,100	(12)	265,478	*

Michael Cahr	699,230	(13)	5,989	(14)	705,219	1.6%

Richard A. Franco, Sr.	29,163	(15)	5,989	(14)	35,152	*

Casey Gunnell	28,163	(16)	5,989	(14)	34,152	*

Arthur D. Kowaloff	48,163	(17)	5,989	(14)	54,152	*

Mark Stolper	53,183	(18)	5,989	(14)	59,172	*

John S. Watts, Jr.	28,163	(19)	5,989	(14)	34,152	*

Directors and Executive Officers as a group (11 persons)	2,278,765		1,702,409		3,981,174	9.0%
_____________

* Represents less than 1% of the total number of shares of Common Stock outstanding.

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 23, 2012 upon exercise of options, warrants and convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 23, 2012 have been exercised.

(2)	Applicable percentage ownership is based on 44,154,391 shares of Common Stock outstanding as of April 23, 2012.

(3)
Includes (i) 25,200 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest on February 5, 2013, (ii) 36,150 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over two years on each of February 24, 2013 and February 24, 2014, (iii) 39,675 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over three years on each of February 28, 2013, February 28, 2014 and February 28, 2015, (iv) 12,000 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over four years on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015 and (v) 43,100 restricted shares of Common Stock issued to Mr. Earley that are scheduled to vest ratably over four years on each of March 4, 2013, March 4, 2014, March 4, 2015 and March 4, 2016.

(4)
Includes (i) 400,000 shares issuable upon the exercise of options at a price of $1.83 per share, (ii) 150,000 shares issuable upon the exercise of options at a price of $1.66 per share, (iii) 192,800 shares issuable upon the exercise of options at a price of $2.31 per share, (iv) 226,800 shares issuable upon the exercise of options at a price of $1.62 per share, (v) 108,400 shares issuable upon the exercise of options at a price of $3.04 per share and (vi) 26,700 shares issuable upon the exercise of options at a price of $4.97 per share. Does not include (i) 75,600 shares issuable upon the exercise of options at a price of $1.62 per share, (ii) 108,400 shares issuable upon the exercise of options at a price of $3.04,(iii) 80,100 shares issuable upon the exercise of options at a price of $4.97 and (iv) 87,100 shares issuable upon the exercise of options at a price of $8.29, in each case, that have not yet vested.

(5)
Includes (i) 15,800 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest on February 5, 2013, (ii) 77,597 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over two years on each of January 26, 2013 and January 26, 2014, (iii) 22,650 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over two years on each of February 24, 2013 and February 24, 2014, (iv) 29,025 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over three years on each of February 28, 2013, February 28, 2014 and February 28, 2015, (v) 12,000 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over four years on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015 and (vi) 27,700 restricted shares of Common Stock issued to Dr. Guethon that are scheduled to vest ratably over four years on each of March 4, 2013, March 4, 2014, March 4, 2015 and March 4, 2016.

(6)
Includes (i) 25,000 shares issuable upon the exercise of options at a price of $1.66 per share, (ii) 57,600 shares issuable upon the exercise of options at a price of $2.31 per share, (iii) 94,850 shares issuable upon the exercise of options at a price of $1.62 per share, (iv) 68,000 shares issuable upon the exercise of options at a price of $2.40 per share and (v) 19,575 shares issuable upon the exercise of options at a price of $4.95 per share. Does not include (i) 47,425 shares issuable upon the exercise of options at a price of $1.62 per share, (ii) 68,000 shares issuable upon the exercise of options at a price of $2.40 per share,(iii) 58,725 shares issuable upon the exercise of options at a price of $4.97 per share and (iv) 55,900 shares issuable upon the exercise of options at a price of $8.29, in each case, that have not yet vested.

(7)
Includes (i) 12,700 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest on February 5, 2013, (ii) 62,355 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over two years on each of January 26, 2013 and January 26, 2014, (iii) 18,200 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over two years on each of February 24, 2013 and February 24, 2014, (iv) 22,575 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over three years on each of February 28, 2013, February 28, 2014 and February 28, 2015, (v) 12,000 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over four years on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015 and (vi) 22,300 restricted shares of Common Stock issued to Mr. Sabo that are scheduled to vest ratably over four years on each of March 4, 2013, March 4, 2014, March 4, 2015 and March 4, 2016.

(8)
Includes (i) 48,600 shares issuable upon the exercise of options at a price of $2.31 per share, (ii) 76,200 shares issuable upon the exercise of options at a price of $1.62 per share, (iii) 54,650 shares issuable upon the exercise of options at a price of $2.40 per share and (iv) 15,200 shares issuable upon the exercise of options at a price of $4.97 per share. Does not include (i) 38,100 shares issuable upon the exercise of options at a price of $1.62 per share, (ii) 54,650 shares issuable upon the exercise of options at a price of $2.40 per share and (iii) 45,600 shares issuable upon the exercise of options at a price of $4.97 and (iv) 45,000 shares issuable upon the exercise of options at a price of $8.29, in each case, that have not yet vested.

(9)
Includes (i) 12,000 restricted shares of Common Stock issued to Ms. Rosello that are scheduled to vest ratably over four years on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015, (ii) 16,900 restricted shares of Common Stock issued to Ms. Rosello that are scheduled to vest ratably over four years on each of March 4, 2013, March 4, 2014, March 4, 2015 and March 4, 2016 and (iii) 54,067 shares of Common Stock held by Ms. Rosello’s husband.

(10)	Does not include (i) 34,100 shares issuable upon the exercise of options at a price of $8.29, that have not yet vested.

(11)
Includes (i) 6,050 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest on February 5, 2013, (ii) 51,962 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over two years on each of January 26, 2013 and January 26, 2014, (iii) 8,650 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over two years on each of February 24, 2013 and February 24, 2014, (iv) 11,775 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over three years on each of February 28, 2013, February 28, 2014 and February 28, 2015,(v) 12,000 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over four years on each of October 4, 2012, October 4, 2013, October 4, 2014 and October 4, 2015 and (vi) 10,100 restricted shares of Common Stock issued to Mr. Palenzuela that are scheduled to vest ratably over four years on each of March 4, 2013, March 4, 2014, March 4, 2015 and March 4, 2016 .

(12)
Includes (i) 8,750 shares issuable upon the exercise of options at a price of $1.66 per share, (ii) 23,150 shares issuable upon the exercise of options at a price of $2.31 per share, (iii) 36,300 shares issuable upon the exercise of options at $1.62 per share, (iv) 26,000 shares issuable upon the exercise of options at $2.40 per share and (v) 7,900 shares issuable upon the exercise of options at a price of $4.97 per share. Does not include (i) 18,150 shares issuable upon the exercise of options at a price of $1.62 per share, (ii) 26,000 shares issuable upon the exercise of options at a price of $2.40 per share, (iii) 23,700 shares issuable upon the exercise of options at a price of $4.97 per share and (iv) 20,500 shares issuable upon the exercise of options at a price of $8.29, in each case, that have not yet vested.

(13)
Includes (i) 14,900 shares owned directly by Mr. Cahr or in individual accounts he controls, (ii) 535,167 shares held in the Cahr Dynastic Trust, over which Mr. Cahr has voting and investment power, (iii) 40,400 shares held by Mr. Cahr jointly with Mr. Cahr’s spouse, (iv) 39,900 shares held in Mr. Cahr’s individual retirement account, (v) 26,200 shares held by Mr. Cahr in a money purchase plan, (vi) 10,000 shares held in Mr. Cahr’s spouse’s individual retirement account, (vii) 4,500 shares held by Mr. Cahr in a 401(k) Plan and (viii) 11,161 restricted shares of Common Stock issued to Mr. Cahr that are scheduled to vest in full on June 30, 2012. Does not include 57,700 shares held by Mr. Cahr’s daughter, with respect to which Mr. Cahr disclaims beneficial ownership.

(14)	Include 5,989 shares issuable upon the exercise of options at a price of $3.04 per share.

(15)	Includes (i) 1,000 shares held jointly with Mr. Franco’s spouse, and (ii) 11,161 restricted shares of Common Stock issued to Mr. Franco that are scheduled to vest in full on June 30, 2012.

(16)	Includes 11,161 restricted shares of Common Stock issued to Mr. Gunnell that are scheduled to vest in full on June 30, 2012.

(17)
Includes (i) 36,002 shares owned directly by Mr. Kowaloff, (ii) 1,000 shares held in Mr. Kowaloff’s individual retirement account and (iii) 11,161 restricted shares of Common Stock issued to Mr. Kowaloff that are scheduled to vest in full on June 30, 2012

(18)
Includes (i) 25,020 shares owned by a private investment fund over which Mr. Stolper, through Helios Capital, LLC, has voting and investment power and (ii) 11,161 restricted shares of Common Stock issued to Mr. Stolper that are scheduled to vest in full on June 30, 2012.

(19)	Includes 11,161 restricted shares of Common Stock issued to Mr. Watts that are scheduled to vest in full on June 30, 2012.

Security Ownership of Certain Beneficial Owners

The following table sets forth, as to the beneficial owner of more than five percent of our Common Stock, information regarding shares owned by such beneficial owner at the dates set forth below.

Name and Address of Beneficial Owner (1)	Common Stock (#)	Percentage of Class (%) (2)
Blackrock Inc. (3) 40 East 52nd Street New York, NY 10022	2,774,245	6.3%

_____________

(1)
A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from April 23, 2012 upon exercise of options, warrants and convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and that are exercisable within 60 days from April 23, 2012 have been exercised.

(2)	Applicable percentage ownership is based on 44,154,391 shares of Common Stock outstanding as of April 23, 2012.

(3)	Reported share ownership is based upon information contained in Schedule 13G filed by Blackrock Inc. on January 20, 2012.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent (10%) of our outstanding Common Stock, to file with the SEC initial reports of ownership on Form 3 and reports of changes in ownership of Common Stock on Forms 4 or 5. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

Based solely on our review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten (10%) percent beneficial owners have been complied with during the year ended December 31, 2011.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2011, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

REVIEW OF RELATED PARTY TRANSACTIONS

Our policy for review and approval of transactions between us and related persons is set forth in the Audit Committee’s charter. Our Board has delegated to the Audit Committee the responsibility to review and approve all transactions or series of transactions in which we or a subsidiary is a participant, the amount involved exceeds $25,000 and a “Related Person” (as defined in Item 404 of Regulation S-K) has a direct or indirect material interest.  Transactions that fall within this definition will be referred to the Audit Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will approve only those transactions that are in our best interests.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Only one Proxy Statement is being delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders sharing such address.  We undertake to deliver promptly upon request a separate copy of this Proxy Statement to any shareholder at a shared address to which a single copy of this Proxy Statement was delivered and provide instructions as to how the shareholder can notify us that the shareholder wishes to receive a separate copy of this Proxy Statement or other communications to the shareholder in the future.  In the event a shareholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (561) 805-8500 or by mail to our address at 777 Yamato Road, Suite 510, Boca Raton, FL 33431, Attn: General Counsel and Secretary.  In addition, shareholders sharing an address can request delivery of a single copy of annual reports or proxy statements if they are receiving multiple copies upon written or oral request to the General Counsel and Secretary at the address and telephone number stated above.

OTHER BUSINESS

2012 Shareholder Proposals

Shareholders interested in submitting a proposal to be considered for inclusion in our Proxy Statement and form of Proxy for the 2013 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 promulgated under Exchange Act.  To be eligible for inclusion, proposals must be submitted in writing and received by us at the address appearing as our principal executive offices on or before January 3, 2013.

A shareholder of ours may wish to have a proposal presented at the 2013 Annual Meeting of Shareholders, but not to have the proposal included in our Proxy Statement and form of Proxy relating to that meeting.

Pursuant to our Bylaws, in most circumstances, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board or by a shareholder who otherwise has the right to submit the proposal and who has delivered written notice to us (containing certain information specified in the Bylaws about the shareholder and the proposed action) no later than 90 days nor earlier than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 12, 2013 and March 14, 2013.

Procedures for Nominating or Recommending for Nomination Candidates for Director

In order for a shareholder to nominate a candidate for director, under our Bylaws, we must receive timely notice of the nomination in advance of the meeting.  Ordinarily, such notice must be received not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s annual meeting, i.e., between February 12, 2013 and March 14, 2013.  The shareholder filing the notice of nomination must include:

As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

●	the name and address of such shareholder, as they appear on our books, and of such beneficial owner;

●	the class and number of shares of our capital stock which are owned beneficially and of record by such shareholder and such beneficial owner;

●	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and or by proxy at the meeting to propose such business or nomination; and

●
a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination.

As to each person whom the shareholder proposes to nominate for election as a director:

●	the name and age of the nominee and, if applicable, all positions and offices held by such person with our company including the dates and terms of service;

●	a description of any family relationship between the nominee and any of our directors or executive officers;

●	a description of the business experience and principal occupations of the nominee for the past five years, including the name of the nominee’s principal employers and the dates of service;

●	A description of any relationship between any employer of the nominee during the past five years and our company;

●	a list of all directorships held by the nominee;

●
a description of any legal proceedings during the past ten (10) years involving the nominee or any entity for which the nominee served as an executive officer, including; without limitation, the filing of any petition under federal bankruptcy or state insolvency laws with respect to the nominee’s property or business or any entity for which the nominee served as an executive officer within the preceding two (2) years; the conviction of the nominee or naming of the nominee as the subject of a criminal proceeding and any order or similar decree enjoining the nominee from engaging in specified activities;

●
a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder;

●
any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by Regulation 14A under the Exchange Act; and

●	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by us within the time limits described above.  Such notice must include:

●	the information described above with respect to the shareholder proposing such business;

●
a brief description of the business desired to be brought before the meeting including the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment);

●	the reasons for conducting such business at the meeting; and

●	any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

In each case the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the attention of Roberto L. Palenzuela, General Counsel and Secretary, whose address is 777 Yamato Road, Suite 510, Boca Raton, Florida 33431.  Any shareholder desiring a copy of our Bylaws will be furnished one without charge upon written request to the Secretary.  A copy of our Bylaws is filed as an exhibit to our Current Report on Form 8-K filed (No. 000-2845) on September 30, 2004, and is available at the SEC Internet website at www.sec.gov.

Other Matters

Management is not aware of any matters to be presented for action at the Annual Meeting, except matters discussed in this Proxy Statement.  If any other matters properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors
May 3, 2012

Roberto L. Palenzuela, Esq.
General Counsel and Secretary

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 12, 2012.

METROPOLITAN HEALTH NETWORKS, INC.

MetCare
Metropolitan Health Networks, Inc.

AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

M47158-P25166

Meeting Information

Meeting Type: Annual Meeting
For holders as of: April 23, 2012
Date: June 12, 2012 **Time:** 10:00 a.m., EDT
Location: 777 Yamato Road
First Floor
Boca Raton, FL 33431

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

PROXY STATEMENT ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive paper or e-mail copies of these documents, for this and/or all future mailings, you must request them. If you do not request a paper copy or e-mail by one of these methods, none will be forwarded. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET:* www.proxyvote.com
2) *BY TELEPHONE:* 1-800-579-1639
3) *BY E-MAIL*:* sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 29, 2012 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M47159-P25166

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

01) Michael M. Earley
02) Arthur D. Kowaloff
03) Michael E. Cahr
04) Casey L. Gunnell
05) Richard A. Franco, Sr.
06) Mark D. Stolper
07) John S. Watts, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.

2. To approve and ratify the appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2012.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M47160-P25166

MetCare
Metropolitan Health Networks, Inc.

AMERICAN STOCK TRANSFER
6201 15TH AVENUE
BROOKLYN, NY 11219

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M47153-P25166 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

METROPOLITAN HEALTH NETWORKS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:
01) Michael M. Earley
02) Arthur D. Kowaloff
03) Michael E. Cahr
04) Casey L. Gunnell
05) Richard A. Franco, Sr.
06) Mark D. Stolper
07) John S. Watts, Jr.

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To approve and ratify the appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm of the Company for the fiscal year ending December 31, 2012.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the proxy statement.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

IMPORTANT: Please mark, date and sign your name exactly as it appears on this proxy and return this proxy in the enclosed envelope. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give your full title as such. For joint accounts, each joint owner should sign.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

M47154-P25166

ANNUAL MEETING OF STOCKHOLDERS
METROPOLITAN HEALTH NETWORKS, INC.
JUNE 12, 2012

This Proxy is solicited by the Board of Directors of Metropolitan Health Networks, Inc.

Please Detach and Mail in the Envelope Provided

The undersigned appoints Michael M. Earley, attorney and proxy, with full power of substitution, on behalf of the undersigned, and with all powers the undersigned would possess if personally present, to vote all shares of Common Stock of Metropolitan Health Networks, Inc. that the undersigned would be entitled to vote at the above Annual Meeting and any adjournment thereof.

The shares represented by this proxy will be voted as specified and, in the discretion of the proxies, on all other matters. **If not otherwise specified, shares will be voted in accordance with the recommendations of the Board of Directors.**

Continued and to be signed on reverse side